                                                                 Exhibit 10.16






                                CREDIT AGREEMENT

                            DATED AS OF JUNE 9, 1999

                                      AMONG

                              LOEKS-STAR PARTNERS,

                             MICHIGAN NATIONAL BANK,
                      BANK ONE, MICHIGAN AND OLD KENT BANK

                                       AND

                             MICHIGAN NATIONAL BANK,
                                    AS AGENT
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                                TABLE OF CONTENTS


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SECTION 1   DEFINITIONS.....................................................        1
      1.1   Definitions.....................................................        1
      1.2   Other Interpretive Provisions...................................       10

SECTION 2   COMMITMENTS OF THE BANKS; BORROWING, CONVERSION
            AND LETTER OF CREDIT PROCEDURES.................................       11
      2.1   Commitments.....................................................       11
            2.1.1 Revolving Loan Commitment.................................       11
            2.1.2 Swingline Loan Commitment.................................       11
            2.1.3 L/C Commitment............................................       12
      2.2   Loan Procedures.................................................       12
            2.2.1 Various Types of Loans....................................       12
            2.2.2 Borrowing Procedures......................................       12
            2.2.3 Conversion and Continuation Procedures for Revolving Loans       13
      2.3   Letter of Credit Procedures.....................................       14
            2.3.1 L/C Applications..........................................       14
            2.3.2 Participations in Letters of Credit.......................       14
            2.3.3 Reimbursement Obligations.................................       14
            2.3.4 Limitation on Obligations of Issuing Bank.................       15
            2.3.5 Funding by Banks to Issuing Bank..........................       15
      2.4   Commitments Several.............................................       16
      2.5   Certain Conditions..............................................       16

SECTION 3   NOTES EVIDENCING LOANS..........................................       16
      3.1   Notes...........................................................       16
      3.2   Recordkeeping...................................................       16

SECTION 4   INTEREST........................................................       16
      4.1   Interest Rates..................................................       16
      4.2   Interest Payment Dates..........................................       17
      4.3   Setting and Notice of Eurodollar Rates..........................       17
      4.4   Computation of Interest.........................................       17

SECTION 5   FEES............................................................       17
      5.1   Up Front Fee....................................................       17
      5.2   Non-Use Fee.....................................................       17
      5.3   Letter of Credit Fees...........................................       18
      5.4   Agent's Fees....................................................       18


                                       -i-
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
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SECTION 6   REDUCTION OR TERMINATION OF THE REVOLVING
            COMMITMENT AMOUNT; PREPAYMENTS..................................       18
      6.1   Reduction or Termination of the Revolving Commitment Amount.....       18
            6.1.1 Voluntary Reduction or Termination of the Revolving
                  Commitment Amount.........................................       18
            6.1.2 All Reductions of the Revolving Commitment Amount.........       19
      6.2   Prepayments.....................................................       19
            6.2.1 Voluntary Prepayments.....................................       19
            6.2.2 Mandatory Prepayments.....................................       19
      6.3   All Prepayments.................................................       19

SECTION 7   MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.................       19
      7.1   Making of Payments..............................................       19
      7.2   Application of Certain Payments.................................       19
      7.3   Due Date Extension..............................................       20
      7.4   Setoff..........................................................       20
      7.5   Proration of Payments...........................................       20
      7.6   Taxes...........................................................       20

SECTION 8   INCREASED COSTS; SPECIAL PROVISIONS FOR EURODOLLAR
            LOANS ..........................................................       21
      8.1   Increased Costs.................................................       21
      8.2   Basis for Determining Interest Rate Inadequate or Unfair........       22
      8.3   Changes in Law Rendering Eurodollar Loans Unlawful..............       23
      8.4   Funding Losses..................................................       23
      8.5   Right of Banks to Fund through Other Offices....................       24
      8.6   Discretion of Banks as to Manner of Funding.....................       24
      8.7   Mitigation of Circumstances; Replacement of Banks...............       24
      8.8   Conclusiveness of Statements; Survival of Provisions............       25

SECTION 9   WARRANTIES......................................................       25
      9.1   Organization....................................................       25
      9.2   Authorization; No Conflict......................................       25
      9.3   Validity and Binding Nature.....................................       25
      9.4   Financial Condition.............................................       26
      9.5   No Material Adverse Change......................................       26
      9.6   Litigation and Contingent Liabilities...........................       26
      9.7   Ownership of Properties; Liens..................................       26
      9.8   Subsidiaries....................................................       26
      9.9   Pension Plans...................................................       26
      9.10  Investment Company Act..........................................       27
      9.11  Public Utility Holding Company Act..............................       27

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      9.12  Regulation U....................................................       27
      9.13  Taxes...........................................................       27
      9.14  Solvency, etc...................................................       27
      9.15  Environmental Matters...........................................       27
            (a)   No Violations.............................................       27
            (b)   Notices...................................................       28
            (c)   Handling of Hazardous Substances..........................       28
      9.16  Year 2000 Problem...............................................       28
      9.17  Insurance.......................................................       29
      9.18  Real Property...................................................       29
      9.19  Information.....................................................       29
      9.20  Intellectual Property...........................................       29
      9.21  Burdensome Obligations..........................................       29
      9.22  Labor Matters...................................................       29
      9.23  No Default......................................................       30

SECTION 10  COVENANTS.......................................................       30
      10.1  Reports, Certificates and Other Information.....................       30
            10.1.1  Annual Report...........................................       30
            10.1.2  Interim Reports.........................................       30
            10.1.3  Compliance Certificates.................................       30
            10.1.4  Notice of Default, Litigation and ERISA Matters.........       31
            10.1.5  Maximum Available Amount Certificates...................       31
            10.1.6  Management Reports......................................       32
            10.1.7  Construction Reports....................................       32
            10.1.8  Subordinated Debt Notices...............................       32
            10.1.9  Year 2000 Problem.......................................       32
            10.1.10 Other Information.......................................       32
      10.2  Books, Records and Inspections..................................       32
      10.3  Maintenance of Property; Insurance..............................       32
      10.4  Compliance with Laws; Payment of Taxes and Liabilities..........       33
      10.5  Maintenance of Existence, etc...................................       33
      10.6  Financial Covenants.............................................       33
            10.6.1  Fixed Charge Coverage Ratio.............................       33
            10.6.2  Debt to EBITDA Ratio....................................       33
            10.6.3  Tangible Net Worth......................................       34
      10.7  Limitations on Debt, Guaranties and Sales.......................       34
      10.8  Investments.....................................................       34
      10.9  Liens...........................................................       34
      10.10 Restricted Payments.............................................       35
      10.11 Mergers, Consolidations, Sales..................................       35
      10.12 Partnership and Management Continuation.........................       35


                                      -iii-
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      10.13 Project Agreements..............................................       36
      10.14 Leases..........................................................       36
      10.15 Negative Pledge Agreements......................................       36
      10.16 Use of Proceeds.................................................       36
      10.17 Modification of Organizational Documents........................       36
      10.18 Transactions with Affiliates....................................       37
      10.19 Employee Benefit Plans..........................................       37
      10.20 Environmental Matters...........................................       37
      10.21 Inconsistent Agreements.........................................       37
      10.22 Business Activities.............................................       37
      10.23 Restriction of Amendments to Certain Documents..................       37
      10.24 Fiscal Year.....................................................       37
      10.25 Interest Rate Hedging Transactions..............................       37

SECTION 11  EFFECTIVENESS; CONDITIONS OF LENDING, ETC.......................       38
      11.1  Initial Credit Extension........................................       38
            11.1.1  Notes.....................................................     38
            11.1.2  Resolutions...............................................     38
            11.1.3  Consents, etc.............................................     38
            11.1.4  Incumbency and Signature Certificates.....................     38
            11.1.5  Opinions of Counsel.......................................     38
            11.1.6  Insurance...............................................       38
            11.1.7  Payment of Fees.........................................       39
            11.1.8  Maximum Available Amount Certificate....................       39
            11.1.9  Other...................................................       39
      11.2  Conditions......................................................       39
            11.2.1  Compliance with Warranties, No Default, etc.............       39
            11.2.2  Confirmatory Certificate................................       39

SECTION 12  EVENTS OF DEFAULT AND THEIR EFFECT..............................       39
      12.1  Events of Default...............................................       40
            12.1.1   Non-Payment of the Loans, etc..........................       40
            12.1.2   Non-Payment of Other Indebtedness......................       40
            12.1.3   Other Defaults.........................................       40
            12.1.4.  Lease Defaults.........................................       40
            12.1.5   Misrepresentations.....................................       40
            12.1.6   Company's Existence....................................       40
            12.1.7   Bankruptcy, Etc........................................       40
            12.1.8   Judgements.............................................       41
            12.1.9   Invalidity, Etc........................................       41
            12.1.10  Reportable Events......................................       41
      12.2  Effect of Event of Default......................................       41


                                      -iv-
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SECTION 13  THE AGENT.......................................................       42
      13.1  Appointment and Authorization...................................       42
      13.2  Delegation of Duties............................................       42
      13.3  Liability of Agent..............................................       42
      13.4  Reliance by Agent...............................................       43
      13.5  Notice of Default...............................................       43
      13.6  Credit Decision.................................................       43
      13.7  Indemnification.................................................       44
      13.8  Agent in Individual Capacity....................................       44
      13.9  Successor Agent.................................................       45
      13.10 Collateral Matters..............................................       45

SECTION 14  GENERAL.........................................................       45
      14.1  Waiver; Amendments..............................................       45
      14.2  Confirmations...................................................       46
      14.3  Notices.........................................................       46
      14.4  Computations....................................................       46
      14.5  Regulation U....................................................       47
      14.6  Costs, Expenses and Taxes.......................................       47
      14.7  Captions........................................................       47
      14.8  Assignments; Participations.....................................       47
            14.8.1  Assignments.............................................       47
            14.8.2  Participations..........................................       49
      14.9  Governing Law...................................................       49
      14.10 Counterparts....................................................       49
      14.11 Successors and Assigns..........................................       50
      14.12 Indemnification by the Company..................................       50
      14.13 Nonliability of Lenders.........................................       50
      14.14 Existing Credit Agreement.......................................       51
      14.15 FORUM SELECTION AND CONSENT TO JURISDICTION.....................       51
      14.16 Waiver of Jury Trial............................................       53

SCHEDULE 2.1  BANKS AND PRO RATA SHARES.....................................    2.1-1

SCHEDULE 9.6  LITIGATION AND CONTINGENT LIABILITIES.........................    9.6-1

SCHEDULE 9.15 ENVIRONMENTAL MATTERS.........................................   9.15-1

SCHEDULE 9.17 INSURANCE.....................................................   9.17-1

SCHEDULE 9.18 REAL PROPERTY.................................................   9.18-1


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SCHEDULE 9.22  LABOR MATTERS................................................   9.22-1

SCHEDULE 10.9  EXISTING LIENS...............................................   10.9-1

SCHEDULE 14.3  ADDRESSES FOR NOTICES........................................   14.3-1

EXHIBIT A  FORM OF REVOLVING LOAN NOTE......................................      A-1

EXHIBIT B  FORM OF SWINGLINE NOTE...........................................      B-1

EXHIBIT C  LIST OF LEASES...................................................      C-1

EXHIBIT E  FORM OF COMPLIANCE CERTIFICATE...................................      E-1

EXHIBIT F  FORM OF MONTHLY MAXIMUM AVAILABLE AMOUNT
               CERTIFICATE..................................................      F-1

                                CREDIT AGREEMENT


      THIS CREDIT AGREEMENT dated as of June 9, 1999 (this "Agreement") is entered into among LOEKS-STAR PARTNERS (the "Company"), MICHIGAN NATIONAL BANK, BANK ONE, MICHIGAN, OLD KENT BANK and the financial institutions that may from time to time become parties hereto (together with their respective successors and assigns, the "Banks") and MICHIGAN NATIONAL BANK (in its individual capacity, "MNB"), as agent for the Banks.

      WHEREAS, the Banks have agreed to make available to the Company a revolving credit facility (which includes letters of credit) upon the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

      SECTION 1   DEFINITIONS.

      1.1 Definitions. When used herein the following terms shall have the following meanings:

      Affected Loan - see Section 8.3.

      Affiliate of any Person means (i) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person and (ii) any officer or director of such Person. A Person shall be deemed to be "controlled by" any other Person if such Person possesses, directly or indirectly, power to vote 5% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

      Agent means MNB in its capacity as agent for the Banks hereunder and any successor thereto in such capacity.

      Agreement - see the Preamble.

      Assignment Agreement - see Section 14.9.1.

      Attorney Costs means, with respect to any Person, all reasonable fees and charges of any counsel to such Person, the reasonable allocable cost of internal legal services of such Person, all reasonable disbursements of such internal counsel and all court costs and similar legal expenses.

      Bank - see the Preamble. References to the "Banks" shall include the Issuing Bank; for purposes of clarification only, to the extent that MNB (or any successor Issuing Bank) may have any rights or obligations in addition to those of the other Banks due to its status as Issuing Bank, its status as such will be specifically referenced.

      Business Day means any day on which MNB is open for commercial banking business in Farmington Hills, Michigan and, in the case of a Business Day which relates to a Eurodollar Loan, on which dealings are carried on in the London interbank eurodollar market.

      Cash Collateralize means to deliver cash collateral to the Agent, to be held as cash collateral for outstanding Letters of Credit, pursuant to documentation satisfactory to the Agent. Derivatives of such term have corresponding meanings.

      CERCLA - see Section 9.15.

      Closing Date - see Section 11.1.

      Code means the Internal Revenue Code of 1986.

      Commitment means, as to any Bank, such Bank's commitment to make Revolving Loans, and to issue or participate in Letters of Credit, under this Agreement. The initial amount of each Bank's Pro Rata Share of the Revolving Commitment Amount is set forth on Schedule 2.1.

      Company - see the Preamble.

      Compliance Certificate means a certificate substantially in the form of Exhibit E.

      Computation Period means each period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter or, in the case of monthly Maximum Available Amount Certificates, a period of twelve consecutive calendar months, as the case may be.

      Controlled Group means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

      Debt means all interest bearing indebtedness of Company for borrowed money from time to time outstanding, but excluding, without limitation, film settlements and other non-interest bearing trade payables owing to Company's affiliates in the ordinary course of Company's business, and excluding Company's existing guaranty of the indebtedness of Star Southfield Center, L.L.C. ("Star Southfield") to Michigan National Bank.

      Disposal - see the definition of "Release".

      Dollar and the sign "$" mean lawful money of the United States of America.

      EBITDA means, for any computation period, the Company's Net Income, increased, to the extent deducted in calculating Net Income, by the sum of (i) all interest paid or accrued on Debt during such period, (ii) all single business taxes and other taxes payable by the Company based in whole or in part on the Company's income ("Income Taxes") paid or accrued during such period, and
(iii) all depreciation and amortization expenses for such period, all as determined in accordance with GAAP, less only extraordinary and nonrecurring gains all as determined in accordance with GAAP, and further increased (excluding any double accounting of revenue) by an amount calculated as follows: for any of the Company's theater complexes that first opened for business within 12 months prior to the date as of which EBITDA is being measured, and has been opened for at least one full calendar month prior to such measurement date, an amount equal to (a) (I) the actual year to date EBITDA of such theater complex for the Fiscal Year of the Company during which the calculation of EBITDA is being made, (II) or if such theater complex has not been opened for at least one full calendar month, the estimated EBITDA of such theater complex as if it had been open for a full month, as reasonably agreed to by the Company and the Agent, divided by (b) the cumulative percentage determined as of the respective month that such theater complex opened for business (prorated on a daily basis for any partial calendar month of operation) and using the following table:

      Month Opened                  % of Projected EBITDA
      ------------                  ---------------------
      March                                6%
      April                                6%
      May                                  6%
      June                                 5%
      July                                13%
      August                              15%
      September                            2%
      October                              4%
      November                             9%
      December                            14%
      January                             10%
      February                            10%

      For example, since Company's fiscal year ends on the last day of February,
(a) if a theater complex opens for business on May 15 and has actual EBITDA of $1,000,000 through August 31 of the same year, the calculation of EBITDA made as of such August 31 would be increased by $2,777,777.78 [i.e. $1,000,000 divided by 0.36 (i.e. 0.03 + 0.05 +0.13 + 0.15)], and (b) if a theater complex opens for business on May 1 and has actual EBITDA of $2,000,000 through February 28 of the following year, the calculation of EBITDA made as of such February 28 would be increased by $2,272,727.27 [i.e. $2,000,000 divided by 0.88 (i.e. 0.06 + 0.05
+0.13 + 0.15 + 0.02 + 0.04 + 0.09 + 0.14 + 0.10 + 0.10)]).

      EBITDA shall be calculated on a rolling 12 month basis or a rolling 4 Fiscal Quarter basis, as the case may be.

      Event(s) of Default means any one or more of the events specified in
Section 12.1 hereof.

      Environmental Claims means all claims, however asserted, by any governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

      Environmental Laws means all present or future federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all legally enforceable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to Environmental Matters.

      Environmental Matters means any matter arising out of or relating to health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, release, control or cleanup of any Hazardous Substance.

      ERISA means the Employee Retirement Income Security Act of 1974.

      Eurocurrency Reserve Percentage means, with respect to any Eurodollar Loan for any Interest Period, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentage in effect on each day of such Interest Period, as prescribed by the FRB, for determining the aggregate maximum reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D or any other then applicable regulation of the FRB which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D.

      Eurodollar Loan means any Revolving Loan which bears interest at a rate determined by reference to the Eurodollar Rate (Reserve Adjusted).

      Eurodollar Margin - see the Pricing Schedule.

      Eurodollar Office means with respect to any Bank the office or offices of such Bank which shall be making or maintaining the Eurodollar Loans of such Bank hereunder. A Eurodollar Office of any Bank may be, at the option of such Bank, either a domestic or foreign office.

      Eurodollar Rate means, with respect to any Eurodollar Loan for any Interest Period, a rate per annum equal to the offered rate for deposits in Dollars for a period equal or comparable to such Interest Period which appears on Telerate page 3750 as of 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period. "Telerate Page 3750 " means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace page 3750 on that service or such other service as may be nominated by the British Bankers'

Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for Dollar deposits).

      Eurodollar Rate (Reserve Adjusted) means, with respect to any Eurodollar Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) determined pursuant to the following formula:

            Eurodollar Rate   =     Eurodollar Rate
                                    ---------------
            (Reserve Adjusted)      1-Eurocurrency
                                    Reserve Percentage.

      Event of Default means any of the events described in Section 12.1 hereof.

      Fiscal Quarter means a fiscal quarter of a Fiscal Year.

      Fiscal Year means the fiscal year of the Company, which period shall be the 12-month period ending on the last day of February of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., "Fiscal Year 2000") refer to the Fiscal Year ending on the last day of February of such calendar year.

      Fixed Charge Coverage Ratio means, for any Computation Period, the ratio of (i) the sum of Company's Net Income (less an assumed distribution to partners of 40% of Net Income to reflect the income tax obligations of Company's partners), the non-cash portion of deferred taxes during such Computation Period, interest expense during such Computation Period, depreciation and amortization expense during such Computation Period and lease expense during such Computation Period, to (ii) the sum of interest expense during such Computation Period, lease expense during such Computation Period, and required principal repayments of indebtedness during such Computation Period, if any, all as calculated in accordance with GAAP, provided, however, that for purposes of this definition, "lease expense" shall include base minimum rent payable by Company under all Leases and common area maintenance expenses reimbursable by Company under all Leases, but shall exclude all percentage rents, property taxes and insurance premiums payable under the Leases (whether the same are included in common area maintenance expenses or not).

      FRB means the Board of Governors of the Federal Reserve System or any successor thereto.

      GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

      Group - see Section 2.2.1.

      Hazardous Substances - see Section 9.15.

      Interest Period means, as to any Eurodollar Loan, the period commencing on the date such Loan is borrowed or continued as, or converted into, a Eurodollar Loan and ending on the date one, two, three, six or, to the extent available, twelve months thereafter as selected by the Company pursuant to Section 2.2.2 or 2.2.3, as the case may be; provided that:

      (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

      (ii) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and

      (iii) the Company may not select any Interest Period for a Revolving Loan which would extend beyond the scheduled Termination Date.

      Investment means, relative to any Person, any investment in another Person, whether by acquisition of any debt or equity security, by making any loan or advance or by becoming obligated with respect to a Suretyship Liability in respect of obligations of such other Person (other than travel and similar advances to employees in the ordinary course of business).

      Issuing Bank means MNB in its capacity as the issuer of Letters of Credit hereunder and its successors and assigns in such capacity.

      L/C Application means, with respect to any request for the issuance of a Letter of Credit, a letter of credit application in the form being used by the Issuing Bank at the time of such request for the type of letter of credit requested.

      LC Fee Rate - see the Pricing Schedule.

      Leases means each of the leases listed in Exhibit C attached hereto ("Existing Leases") and all future leases and other occupancy agreements pursuant to which Company will be a tenant ("Future Leases"), and "Lease" means any one of the Leases.

      Letter of Credit - see Section 2.1.3.

      Lien means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

      Loan Documents means this Agreement, the Notes and the L/C Applications.

      Loans means Revolving Loans and Swingline Loans.

      Margin Stock means any "margin stock" as defined in Regulation U.

      Material Adverse Effect means (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets, business or properties of the Company, taken as a whole (b) a material impairment of the ability of the Company to perform any of its material obligations under any Loan Document or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company of any material provision of one or more Loan Documents.

      Maximum Available Amount means the lesser of (a) $80,000,000.00 and (b) the amount equal to 4 times EBITDA for any Computation Period prior to February 28, 2002 or the amount equal to 3.5 times EBITDA for any Computation Period from and after February 28, 2002.

      Maximum Available Amount Certificate means a certificate in substantially the form of Exhibit F.

      MNB - see the Preamble.

      Multi employer Pension Plan means a Multi employer plan, as defined in
Section 4001(a)(3) of ERISA, to which the Company or any member of the Controlled Group may have any liability.

      Net Income means, for any period, the net income (or loss) of the Company for such period, excluding any extraordinary gains, any nonrecurring items and any gains from discontinued operations.

      Non-Use Fee Rate - see the Pricing Schedule.

      Notes means all of the promissory notes evidencing the Revolving Loans and the Swingline Loans, and Note means any one of the Notes.

      PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

      Pension Plan means a "pension plan", as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multi employer Pension Plan), and to which the Company or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of
Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

      Person means any natural person, corporation, partnership, trust, limited liability company, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

      Prime Rate means, for any day, the rate of interest in effect for such day as publicly announced from time to time by MNB as its prime rate (whether or not such rate is actually charged by MNB). Any change in the Prime Rate announced by MNB shall take effect at the opening of business on the day specified in the public announcement of such change.

      Prime Rate Loan means any Loan which bears interest at or by reference to the Prime Rate.

      Prime Rate Margin - see the Pricing Schedule.

      Pro Rata Share means, with respect to any Bank, the percentage specified opposite such Bank's name on Schedule 2.1 hereto, as adjusted from time to time in accordance with the terms hereof.

      Purposes - see Section 10.16.

      RCRA - see Section 9.15.

      Regulation D means Regulation D of the FRB.

      Regulation U means Regulation U of the FRB.

      Release has the meaning specified in CERCLA and the term "Disposal" (or "Disposed") has the meaning specified in RCRA; provided that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply as of the effective date of such amendment; and provided, further, that to the extent that the laws of a state wherein any affected property lies establish a meaning for "Release" or "Disposal" which is broader than is specified in either CERCLA or RCRA, such broader meaning shall apply.

      Required Banks means Banks having Pro Rata Shares aggregating 66 and 2/3 percent (66.67%) or more.

      Revolving Commitment Amount means $80,000,000.00, as reduced from time to time pursuant to Section 6.1.

      Revolving Loan - see Section 2.1.1.

      Revolving Outstandings means, at any time, the sum of (a) the aggregate principal amount of all outstanding Revolving Loans, plus (b) the Stated Amount of all Letters of Credit.

      Stated Amount means, with respect to any Letter of Credit at any date of determination, (a) the maximum aggregate amount available for drawing thereunder under any and all circumstances plus (b) the aggregate amount of all unreimbursed payments and disbursements under such Letter of Credit.

      Subordinated Debt means Debt which has been subordinated to the Loans and all of the Company's other obligations under the Loan Documents by a written agreement in form and substance satisfactory to the Required Banks, which such agreement with respect to indebtedness owing to related parties shall, unless otherwise agreed by the Required Banks, prohibit any payments and prepayments of principal to be made with respect to such Debt.

      Subsidiary means any Person in which the Company, directly or indirectly, owns more than a 50% voting interest and Subsidiaries means one or more Subsidiary. Based upon the Company's existing interest in Star Southfield, Star Southfield is not now a Subsidiary.

      Suretyship Liability means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in any other Person, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation in respect of any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be the principal amount of the debt, obligation or other liability supported thereby.

      Swingline Loan - see Section 2.1.2

      Tangible Net Worth means at any time the Company's net worth, as determined in accordance with GAAP, plus the outstanding principal balance of Subordinated Debt, less goodwill.

      Termination Date means the earlier to occur of (a) May 1, 2003 or (b) such other date on which the Commitments terminate pursuant to Section 6 or 12.

      Trailing Rate Average LIBOR means the 30-day trailing average daily London Interbank Offered Rate for one month U.S. Dollar denominated deposits offered by major banks in the London, United Kingdom, market at 11:00 a.m. London Time, as reported by one of the following sources, selected by MNB on an availability basis, in descending order of priority: (1) the Dow Jones Telerate System "LIBOR Page" report of such interest rates as determined by

Reuter's News Service; (2) the Dow Jones Telerate System "Page 3750" report of such interest rates as determined by the British Bankers Association; or (3) The Wall Street Journal, Midwest Edition, report of such interest rate; or (4) any other generally accepted authoritative source as Bank may reference. The said 30-day trailing average will be updated by MNB each Business Day by adding the most recently reported London Interbank Offered Rate on one month U.S. Dollar deposits and by subtracting the oldest reported rate on said deposits.

      Type of Loan or Borrowing - see Section 2.2.1. The types of Loans or borrowings under this Agreement are as follows: Prime Rate Loans or borrowings and Eurodollar Loans or borrowings.

      Unmatured Event of Default means any event that, if it continues uncured, will, with lapse of time or notice or both, constitute an Event of Default.

      Year 2000 Problem means the risk that computer applications and embedded microchips in non-computing devices may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999.

      1.2   Other Interpretive Provisions.

            (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

            (b) Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (c) The term "including" is not limiting and means "including without limitation."

            (d) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

            (e) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

            (f) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

            (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company, the Banks and the other parties thereto and are the products of all parties. Accordingly, they shall not be construed against the Agent or the Banks merely because of the Agent's or Banks' involvement in their preparation.

            (h) Unless otherwise specified herein, all accounting terms used herein shall have the meanings determined in accordance with GAAP.

            (i) In the event that the Company has any Subsidiaries at any time, the term Company shall mean the Company and such Subsidiaries on a consolidated basis and all of the covenants contained herein shall apply to the Company and all of such Subsidiaries.

      SECTION 2   COMMITMENTS OF THE BANKS; BORROWING, CONVERSION
                  AND LETTER OF CREDIT PROCEDURES.

      2.1 Commitments. On and subject to the terms and conditions of this Agreement, each of the Banks, severally and for itself alone, agrees to make loans to, and to issue or participate in letters of credit for the account of, the Company as follows:

            2.1.1 Revolving Loan Commitment. Each Bank will make loans ("Revolving Loans") from time to time until the Termination Date in such Bank's Pro Rata Share of such aggregate amounts as the Company may request from all Banks; provided that the Revolving Outstandings, plus the outstanding principal balance of the Swingline Loans, will not at any time exceed the Maximum Available Amount. Subject to the terms and conditions hereof, on or before the Termination Date, the Company may borrow, prepay pursuant to Section 6.2 hereof and reborrow under this Section 2.

            2.1.2 Swingline Loan Commitment. The Agent will make interim advances (hereinafter sometimes referred to as "Swingline Loans") of its own funds to the Company in an aggregate amount not to exceed $2,000,000 at any one time outstanding; provided, however, that no Swingline Loan shall be made unless all conditions precedent for a Revolving Loan have been met. The aggregate amount of all Swingline Loans outstanding on the date any Revolving Loan is made shall be included as a previously disbursed portion of such Revolving Loan in which each Bank shall participate based upon its Pro Rata Share and the Agent shall thereupon be immediately reimbursed for the full amount of such Swingline Loans from the proceeds of such Revolving Loan. If no Revolving Loan is made for any period of 60 days, whether by reason of the failure to comply with any condition for a Revolving Loan or otherwise, each Bank shall, upon request of the Agent, on the Business Day after receiving such request, remit to the Agent such Bank's Pro Rata Share of all outstanding Swingline Loans, whereupon, such Swingline Loans shall be automatically converted to a Revolving Loan of the type designated by the Company (or if no such designation is made, then a Revolving Prime Rate Loan) effective on such next Business Day. In no event will any Swingline Loan be made if, after giving effect to such Swingline Loan, the aggregate principal amount of all Swingline Loans and all Revolving

Outstandings would exceed the Maximum Available Amount. All Swingline Loans shall be made in minimum amounts of $250,000.00 and shall bear interest, at the Company's option, at the Prime Rate plus the applicable Prime Rate Margin or the Trailing Rate Average LIBOR plus the applicable Eurodollar Margin. If the Company fails to designate the interest rate, interest shall accrue at the Prime Rate plus the applicable Prime Rate Margin.

            2.1.3 L/C Commitment. (a) The Issuing Bank will issue standby letters of credit, in each case containing such terms and conditions as are permitted by this Agreement and are reasonably satisfactory to the Issuing Bank (each a "Letter of Credit"), at the request of and for the account of the Company from time to time before the date which is 30 days prior to the Termination Date and (b) as more fully set forth in Section 2.3.2, each Bank agrees to purchase a participation in each such Letter of Credit; provided that
(i) the aggregate Stated Amount of all Letters of Credit shall not at any time exceed $10,000,000.00 and (ii) the Revolving Outstandings, plus the outstanding principal balance of the Swingline Loans, will not at any time exceed the Maximum Available Amount.

      2.2   Loan Procedures.

            2.2.1 Various Types of Loans. Each Revolving Loan shall be divided into tranches which are, either a Prime Rate Loan or a Eurodollar Loan (each a "type" of Loan), as the Company shall specify in the related notice of borrowing or conversion pursuant to Section 2.2.2 or 2.2.3. Eurodollar Loans having the same Interest Period are sometimes called a "Group" or collectively "Groups". Prime Rate Loans and Eurodollar Loans may be outstanding at the same time, provided that not more than six (6) different Groups of Eurodollar Loans shall be outstanding at any one time. All borrowings, conversions and repayments of Revolving Loans shall be effected so that each Bank will have a pro rata share (according to its Pro Rata Share) of all types and Groups of Loans.

            2.2.2 Borrowing Procedures. The Company shall give written notice or telephonic notice (followed immediately by written confirmation thereof) to the Agent of each proposed Revolving Loan not later than (a) in the case of a Prime Rate borrowing, 11:00 A.M., Farmington Hills time, on the proposed date of such borrowing, and (b) in the case of a Eurodollar borrowing, 11:00 A.M., Farmington Hills time, at least three Business Days prior to the proposed date of such borrowing. Each such notice shall be effective upon receipt by the Agent, shall be irrevocable, and shall specify the date, amount and type of borrowing and, in the case of a Eurodollar borrowing, the initial Interest Period therefor. Promptly upon receipt of such notice, but not later than 12:00 noon, Farmington Hills time, the Agent shall advise each Bank thereof. Not later than 1:00 P.M., Farmington Hills time, on the date of a proposed Revolving Loan, each Bank shall provide the Agent at the office specified by the Agent with immediately available funds covering such Bank's Pro Rata Share of such Revolving Loan and, so long as the Agent has not received written notice that the conditions precedent set forth in Section 11 with respect to such borrowing have not been satisfied, the Agent shall pay over the funds received by the Agent to the Company on the requested borrowing date. Each borrowing shall be on a Business Day. Each Eurodollar Loan shall be in an aggregate amount of at least

$500,000.00. Each Prime Rate Revolving Loan shall be in an aggregate amount of at least $250,000.00. Swingline Loans may not be made more often than once every week nor may Revolving Loans be made more often than once every week.

            2.2.3 Conversion and Continuation Procedures for Revolving Loans.

            (a) Subject to Section 2.2.1, the Company may, upon irrevocable written notice to the Agent in accordance with clause (b) below:

                  (i) elect, as of any Business Day, to convert any Prime Rate Loans or any Eurodollar Loans (or any part thereof in an aggregate amount not less than $500,000.00 or $250,000.00, respectively) into Loans of the other type; or

                  (ii) elect, as of the last day of the applicable Interest Period, to continue any Eurodollar Loans having Interest Periods expiring on such day (or any part thereof in an aggregate amount not less than $500,000.00 for a new Interest Period;

provided that after giving effect to any prepayment, conversion or continuation, the aggregate principal amount of each Group of Eurodollar Loans shall be at least $500,000.00.

                  (b) The Company shall give written or telephonic notice (followed immediately by written confirmation thereof) to the Agent of each proposed conversion or continuation of a Revolving Loan not later than (i) in the case of conversion into Prime Rate Loans, 11:00 A.M., Farmington Hills time, on the proposed date of such conversion and (ii) in the case of conversion into or continuation of Eurodollar Loans, 11:00 A.M., Farmington Hills time, at least three Business Days prior to the proposed date of such conversion or continuation, specifying in each case:

                  (i) the proposed date of conversion or continuation;

                  (ii) the aggregate amount of Loans to be converted or
            continued;

                  (iii) the type of Loans resulting from the proposed conversion or continuation; and

                  (iv) in the case of conversion into, or continuation of,
            Eurodollar Loans, the duration of the requested Interest Period therefor.

                  (c) If upon the expiration of any Interest Period applicable to Eurodollar Loans, the Company has failed to select timely a new Interest Period to be applicable to such Eurodollar Loans, the Company shall be deemed to have elected to convert such Eurodollar Loans into Prime Rate Loans effective on the last day of such Interest Period.

                  (d) The Agent will promptly notify each Bank of its receipt of a notice of conversion or continuation pursuant to this Section 2.2.3 or, if no timely notice is provided by the Company, of the details of any automatic conversion.

                  (e) Any conversion of a Eurodollar Loan on a day other than the last day of an Interest Period therefor shall be subject to Section 8.4.

      2.3   Letter of Credit Procedures.

            2.3.1 L/C Applications. The Company shall give notice to the Agent and the Issuing Bank of the proposed issuance of each Letter of Credit on a Business Day which is at least three Business Days (or such lesser number of days as the Agent and the Issuing Bank shall agree in any particular instance in their sole discretion) prior to the proposed date of issuance of such Letter of Credit. Each such notice shall be accompanied by an L/C Application, duly executed by the Company and in all respects satisfactory to the Agent and the Issuing Bank, together with such other documentation as the Agent or the Issuing Bank may request in support thereof, it being understood that each L/C Application shall specify, among other things, the date on which the proposed Letter of Credit is to be issued, the expiration date of such Letter of Credit (which shall not be later than the earlier to occur of (x) one year after the date of issuance thereof and (y) thirty days prior to the scheduled Termination
Date) and whether such Letter of Credit is to be transferable in whole or in part. So long as the Issuing Bank has not received written notice that the conditions precedent set forth in Section 11 with respect to the issuance of such Letter of Credit have not been satisfied, the Issuing Bank shall issue such Letter of Credit on the requested issuance date. The Issuing Bank shall promptly advise the Agent of the issuance of each Letter of Credit and of any amendment thereto, extension thereof or event or circumstance changing the amount available for drawing thereunder. In the event of any inconsistency between the terms of any L/C Application and the terms of this Agreement, the terms of this Agreement shall control.

            2.3.2 Participations in Letters of Credit. Concurrently with the issuance of each Letter of Credit, the Issuing Bank shall be deemed to have sold and transferred to each other Bank, and each other Bank shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such other Bank's Pro Rata Share, in such Letter of Credit and the Company's reimbursement obligations with respect thereto. For the purposes of this Agreement, the unparticipated portion of each Letter of Credit shall be deemed to be the Issuing Bank's "participation" therein. The Issuing Bank hereby agrees, upon request of the Agent or any Bank, to deliver to the Agent or such Bank a list of all outstanding Letters of Credit issued by the Issuing Bank, together with such information related thereto as the Agent or such Bank may reasonably request.

            2.3.3 Reimbursement Obligations. The Company hereby unconditionally and irrevocably agrees to reimburse the Issuing Bank for each payment or disbursement made by the Issuing Bank under any Letter of Credit honoring any demand for payment made by the beneficiary thereunder, in each case on the date that such payment or disbursement is made, which reimbursement may be made from the proceeds of a Loan made pursuant to the terms of this Agreement. Any amount not reimbursed on the date of such payment or disbursement shall bear interest from the date of such payment or disbursement to the date that the Issuing Bank is reimbursed by the Company therefor, payable on demand, at a rate per annum equal to the Prime Rate from time to time in effect plus the Prime Rate Margin from time to time in effect plus, beginning on the third Business Day after receipt of notice from the Issuing Bank of such payment or disbursement, 2%. The Issuing Bank shall notify the Company and the Agent whenever any demand for payment is made under any Letter of Credit by the beneficiary thereunder; provided that the failure of the Issuing Bank to so notify the Company shall not affect the rights of the Issuing Bank or the Banks in any manner whatsoever.

            2.3.4 Limitation on Obligations of Issuing Bank. In determining whether to pay under any Letter of Credit, the Issuing Bank shall not have any obligation to the Company or any Bank other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not impose upon the Issuing Bank any liability to the Company or any Bank and shall not reduce or impair the Company's reimbursement obligations set forth in Section 2.3.3 or the obligations of the Banks pursuant to Section 2.3.5.

            2.3.5 Funding by Banks to Issuing Bank. If the Issuing Bank makes any payment or disbursement under any Letter of Credit and the Company has not reimbursed the Issuing Bank in full for such payment or disbursement by 11:00 A.M., Farmington Hills time, on the date of such payment or disbursement, or if any reimbursement received by the Issuing Bank from the Company is or must be returned or rescinded upon or during any bankruptcy or reorganization of the Company or otherwise, each other Bank shall be obligated to pay to the Agent for the account of the Issuing Bank, in full or partial payment of the purchase price of its participation in such Letter of Credit, its Pro Rata Share of such payment or disbursement (but no such payment shall diminish the obligations of the Company under Section 2.3.3), and, upon notice from the Issuing Bank, the Agent shall promptly notify each other Bank thereof. Each other Bank irrevocably and unconditionally agrees to so pay to the Agent in immediately available funds for the Issuing Bank's account the amount of such other Bank's Percentage of such payment or disbursement. If and to the extent any Bank shall not have made such amount available to the Agent by 2:00 P.M., Farmington Hills time, on the Business Day on which such Bank receives notice from the Agent of such payment or disbursement (it being understood that any such notice received after noon, Farmington Hills time, on any Business Day shall be deemed to have been received on the next following Business Day), such Bank agrees to pay interest on such amount to the Agent for the Issuing Bank's account forthwith on demand, for each day from the date such amount was to have been delivered to the Agent to the date such amount is paid, at a rate per annum equal to (a) for the first three days after demand, the Federal Funds Rate from time to time in effect and (b) thereafter, the Prime Rate from time to time in effect. Any Bank's failure to make available to the Agent its Pro Rata Share of any such payment or disbursement shall not relieve any other Bank of its obligation hereunder to make available to the Agent such other Bank's Pro Rata Share of such payment, but no Bank shall be responsible for the failure of any other Bank to make available to the Agent such other Bank's Pro Rata Share of any such payment or disbursement.

      2.4 Commitments Several. The failure of any Bank to make a requested Revolving Loan on any date shall not relieve any other Bank of its obligation (if any) to make a Revolving Loan on such date, but no Bank shall be responsible for the failure of any other Bank to make any Revolving Loan to be made by such other Bank.

      2.5 Certain Conditions. Notwithstanding any other provision of this Agreement, no Bank shall have an obligation to make any Revolving Loan, or to permit the continuation of or any conversion into any Eurodollar Loan, and the Issuing Bank shall not have any obligation to issue any Letter of Credit, if an Event of Default or Unmatured Event of Default exists.

      SECTION 3   NOTES EVIDENCING LOANS.

      3.1 Notes. The Revolving Loans of each Bank shall be evidenced by a promissory note substantially in the form set forth in Exhibit A, with appropriate insertions, payable to the order of such Bank in a face principal amount equal to the sum of such Bank's Pro Rata Share of the Revolving Commitment Amount on the Termination Date. The Swingline Loans shall be evidenced by a promissory note in the form set forth in Exhibit B, payable to the order of the Agent on the Termination Date.

      3.2 Recordkeeping. Each Bank shall record in its records, or at its option on the schedule attached to its Note(s), the date and amount of each Loan made by such Bank, each repayment or conversion thereof and, in the case of each Eurodollar Loan, the dates on which each Interest Period for such Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on such Note. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the Company hereunder or under any Note to repay the principal amount of the Loans evidenced by such Note together with all interest accruing thereon.

      SECTION 4 INTEREST.

      4.1 Interest Rates. The Company promises to pay interest on the unpaid principal amount of each Loan for the period commencing on the date of such Loan until such Loan is paid in full as follows:

            (a) at all times while such Loan is a Prime Rate Loan, at a rate per annum equal to the sum of the Prime Rate from time to time in effect plus the Prime Rate Margin from time to time in effect;

            (b) at all times while such Revolving Loan is a Eurodollar Loan, at a rate per annum equal to the sum of the Eurodollar Rate (Reserve Adjusted) applicable to each Interest Period for such Loan plus the Eurodollar Margin from time to time in effect; and

            (c) at all times that interest on the Swingline Loans is based upon the Trailing Rate Average LIBOR, at a rate per annum equal to the sum of the Trailing Rate Average LIBOR plus the Eurodollar Margin from time to time in effect;

provided that at any time an Event of Default exists, the interest rate applicable to each Loan shall be increased by 2% (the "Default Rate").

      4.2 Interest Payment Dates. Accrued interest on each Prime Rate Loan and each Swingline Loan shall be payable in arrears on the last day of each calendar month and at maturity. Accrued interest on each Eurodollar Loan shall be payable on the last day of each Interest Period relating to such Loan (and, in the case of a Eurodollar Loan with a six-month Interest Period or a twelve month Interest period, on the three-month anniversary of the first day of such Interest Period or on the three-month, six-month and nine-month anniversary of the first day of such Interest Period, as the case may be) and at maturity. After maturity, accrued interest on all Loans shall be payable on demand.

      4.3 Setting and Notice of Eurodollar Rates. The applicable Eurodollar Rate for each Interest Period shall be determined by the Agent, and notice thereof shall be given by the Agent promptly to the Company and each Bank. Each determination of the applicable Eurodollar Rate by the Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Agent shall, upon written request of the Company or any Bank, deliver to the Company or such Bank a statement showing the computations used by the Agent in determining any applicable Eurodollar Rate hereunder.

      4.4 Computation of Interest. Interest shall be computed for the actual number of days elapsed on the basis of a year of 360 days. The applicable interest rate for each Prime Rate Loan shall change simultaneously with each change in the Prime Rate. The applicable interest rate for each Swingline Loan whose interest is based upon the Trailing Rate Average LIBOR shall change simultaneously with each change in the Trailing Rate Average LIBOR.

      SECTION 5   FEES.

      5.1 Up Front Fee. The Company agrees to pay to the Agent for the pro rata benefit of each Bank an up front fee in the aggregate amount of $112,500.00.

      5.2 Non-Use Fee. The Company agrees to pay to the Agent for the account of each Bank a non-use fee, for the period from the Closing Date to the Termination Date, at the Non-Use Fee Rate in effect from time to time on such Bank's Pro Rata Share (as adjusted from time to time) of the daily average unused amount of the Revolving Commitment Amount. For purposes of calculating usage under this Section, the Revolving Commitment Amount shall be deemed used to the extent of the aggregate principal amount of all outstanding Revolving Loans plus the Stated Amount of all Letters of Credit, but expressly excluding the outstanding principal balance of any Swingline Loans. Such non-use fee shall be payable in arrears on the last day of each calendar quarter and on the Termination Date for any period then ending for which such non-use fee shall not have previously been paid. The non-use fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

      5.3   Letter of Credit Fees.

            (a) The Company agrees to pay to the Agent for the account of each Bank a letter of credit fee for each Letter of Credit equal to the LC Fee Rate in effect from time to time of such Bank's Pro Rata Share (as adjusted from time to time) on the undrawn amount of such Letter of Credit (computed for the actual number of days elapsed on the basis of a year of 360 days); provided that the rate applicable to each Letter of Credit shall be increased by 2% at any time that an Event of Default exists. Such letter of credit fee shall be payable in arrears on the last day of each calendar quarter and on the Termination Date (or such other date on which such Letter of Credit expires or is terminated) for the period from the date of the issuance of each Letter of Credit (or the last day on which the letter of credit fee was paid with respect thereto) to the date such payment is due or, if earlier, the date on which such Letter of Credit expired or was terminated.

            (b) In addition, with respect to each Letter of Credit, the Company agrees to pay to the Issuing Bank, for its own account, prior to or simultaneously with the issuance of each Letter of Credit (i) such fees and expenses as the Issuing Bank customarily requires in connection with the issuance, negotiation, processing and/or administration of letters of credit in similar situations and (ii) a letter of credit fronting fee in the amount equal to one-quarter of one percent (1/4%) of the Stated Amount of such Letter of Credit.

      5.4 Agent's Fees. The Company agrees to pay to the Agent such agent's fees as are mutually agreed to from time to time by the Company and the Agent, including a syndication fee and annual administration fees.

      SECTION 6   REDUCTION OR TERMINATION OF THE REVOLVING
                  COMMITMENT AMOUNT; PREPAYMENTS.

      6.1 Reduction or Termination of the Revolving Commitment Amount.

            6.1.1 Voluntary Reduction or Termination of the Revolving Commitment Amount. The Company may from time to time on at least five Business Days' prior written notice received by the Agent (which shall promptly advise each Bank thereof) permanently reduce the Revolving Commitment Amount to an amount not less than the Revolving Outstandings and the outstanding balance of the Swingline Loans. Any such reduction shall be in an amount not less than $250,000.00. Concurrently with any reduction of the Revolving Commitment Amount to zero, the Company shall pay in full all principal and all interest on the

Loans, all non-use fees and all letter of credit fees and shall Cash Collateralize in full all obligations arising with respect to the Letters of Credit.

            6.1.2 All Reductions of the Revolving Commitment Amount. All reductions of the Revolving Commitment Amount shall reduce the Commitments pro rata among the Banks according to their respective Pro Rata Shares.

      6.2   Prepayments.

            6.2.1 Voluntary Prepayments. The Company may from time to time prepay the Loans in whole or in part; provided that the Company shall give the Agent (which shall promptly advise each Bank) notice thereof not later than 11:00 A.M., Farmington Hills time, on the day of such prepayment (which shall be a Business Day), specifying the Loans to be prepaid and the date and amount of prepayment. Any such partial prepayment shall be in an amount not less than $250,000.00. All voluntary prepayments may be reborrowed in accordance with the terms of this Agreement.

            6.2.2 Mandatory Prepayments. If on the last day of any Fiscal Quarter of the Company, the Revolving Outstandings and the outstanding balance of the Swingline Loans exceed the Maximum Available Amount, the Company shall immediately prepay Revolving Loans and/or Swingline Loans and/or Cash Collateralize the outstanding Letters of Credit, or do a combination of the foregoing, in an amount sufficient to eliminate such excess.

      6.3 All Prepayments. Each voluntary partial prepayment shall be in a principal amount of at least $250,000.00. Any partial prepayment of a Group of Eurodollar Loans shall be subject to the proviso to Section 2.2.3(a). Any prepayment of a Eurodollar Loan on a day other than the last day of an Interest Period therefor shall include interest on the principal amount being repaid and shall be subject to Section 8.4.

      SECTION 7 MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.

      7.1 Making of Payments. All payments of principal of or interest on the Notes, and of all fees, shall be made by the Company to the Agent in immediately available funds at the office specified by the Agent not later than noon, Farmington Hills time, on the date due; and funds received after that hour shall be deemed to have been received by the Agent on the following Business Day. The Agent shall promptly remit to each Bank its share of all such payments received in collected funds by the Agent for the account of such Bank. All payments under
Section 8.1 shall be made by the Company directly to the Bank entitled thereto.

      7.2 Application of Certain Payments. Each payment of principal shall be applied to such Loans as the Company shall direct by notice to be received by the Agent on or before the date of such payment or, in the absence of such notice, as the Agent shall determine in its discretion. Concurrently with each remittance to any Bank of its share of any such payment, the Agent shall advise such Bank as to the application of such payment.

      7.3 Due Date Extension. If any payment of principal or interest with respect to any of the Loans, or of any fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day (unless, in the case of a Eurodollar Loan, such immediately following Business Day is the first Business Day of a calendar month, in which case such due date shall be the immediately preceding Business Day) and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

      7.4 Setoff. Subject to Section 7.5 hereof, the Company agrees that the Agent and each Bank have all rights of set-off and bankers' lien provided by applicable law, and in addition thereto, the Company agrees that at any time any Event of Default exists, the Agent and each Bank may apply to the payment of any obligations of the Company hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of the Company then or thereafter with the Agent or such Bank.

      7.5 Proration of Payments. If any Bank shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise, but excluding any payment pursuant to Section 8.7 or 14.9 and payments of interest on any Affected Loan) on account of principal of or interest on any Loan (or on account of its participation in any Letter of Credit) in excess of its pro rata share of payments and other recoveries obtained by all Banks on account of principal of and interest on the Loans (or such participation) then held by them, such Bank shall purchase from the other Banks such participations in the Loans (or sub-participations in Letters of Credit) held by them as shall be necessary to cause such purchasing Bank to share the excess payment or other recovery ratably with each of them; provided that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Bank, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

      7.6 Taxes. All payments of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, excluding franchise taxes and taxes imposed on or measured by any Bank's net income or receipts (all non-excluded items being called "Taxes"). If any withholding or deduction from any payment to be made by the Company hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Company will:

            (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

            (b) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

            (c) pay to the Agent for the account of the Banks such additional amount or amounts as is necessary to ensure that the net amount actually received by each Bank will equal the full amount such Bank would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Agent or any Bank with respect to any payment received by the Agent or such Bank hereunder, the Agent or such Bank may pay such Taxes and the Company will promptly pay such additional amounts (including any penalty, interest or expense) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted.

      If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Banks, the required receipts or other required documentary evidence, the Company shall indemnify the Banks for any incremental Taxes, interest or penalties that may become payable by any Bank as a result of any such failure. For purposes of this Section 7.6, a distribution hereunder by the Agent or any Bank to or for the account of any Bank shall be deemed a payment by the Company.

      Each Bank that (a) is organized under the laws of a jurisdiction other than the United States of America and (b)(i) is a party hereto on the Closing Date or (ii) becomes an assignee of an interest under this Agreement under
Section 14.9.1 after the Closing Date (unless such Bank was already a Bank hereunder immediately prior to such assignment) shall execute and deliver to the Company and the Agent one or more (as the Company or the Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents, appropriately completed, as may be applicable to establish that such Bank is exempt from withholding or deduction of Taxes. The Company shall not be required to pay additional amounts to any Bank pursuant to this Section 7.6 to the extent that the obligation to pay such additional amounts would not have arisen but for the failure of such Bank to comply with this paragraph.

      SECTION 8   INCREASED COSTS; SPECIAL PROVISIONS FOR EURODOLLAR
                  LOANS.

      8.1   Increased Costs.

            (a) If, after the date hereof, the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration of any applicable law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any Eurodollar Office of such Bank) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency

                  (i) shall subject any Bank (or any Eurodollar Office of such Bank) to any tax, duty or other charge with respect to its Eurodollar Loans, its Note or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to any Bank of the principal of or interest on its Eurodollar Loans or any other amounts due under this Agreement in respect of its Eurodollar Loans or its obligation to make Eurodollar Loans (except for changes in the rate of tax on the overall net income of such Bank or its Eurodollar Office imposed by the jurisdiction in which such Bank's principal executive office or Eurodollar Office is located);

                  (ii) shall impose, modify or deem applicable any reserve (including any reserve imposed by the FRB, but excluding any reserve included in the determination of interest rates pursuant to Section 4), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Bank (or any Eurodollar Office of such Bank); or

                  (iii) shall impose on any Bank (or its Eurodollar Office) any other condition affecting its Eurodollar Loans, its Note or its obligation to make Eurodollar Loans;

and the result of any of the foregoing is to increase the cost to (or to impose a cost on) such Bank (or any Eurodollar Office of such Bank) of making or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Eurodollar Office) under this Agreement or under its Note with respect thereto, then upon demand by such Bank (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Agent), the Company shall pay directly to such Bank such additional amount as will compensate such Bank for such increased cost or such reduction.

            (b) If any Bank shall reasonably determine that any change in, the adoption or phase-in of, any applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank or any Person controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's or such controlling Person's capital as a consequence of such Bank's obligations hereunder or under any Letter of Credit to a level below that which such Bank or such controlling Person could have achieved but for such change, adoption, phase-in or compliance (taking into consideration such Bank's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by such Bank or such controlling Person to be material, then from time to time, upon demand by such Bank (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Agent), the Company shall pay to such Bank such additional amount as will compensate such Bank or such controlling Person for such reduction.

      8.2 Basis for Determining Interest Rate Inadequate or Unfair. If with respect to any Interest Period:

            (a) deposits in Dollars (in the applicable amounts) are not being offered to the Agent in the interbank eurodollar market for such Interest Period, or the Agent otherwise reasonably determines (which determination, absent demonstrable error, shall be binding and conclusive on the Company) that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate; or

            (b) Banks having aggregate Pro Rata Shares of 25% or more advise the Agent that the Eurodollar Rate (Reserve Adjusted) as determined by the Agent will not adequately and fairly reflect the cost to such Banks of maintaining or funding Eurodollar Loans for such Interest Period (taking into account any amount to which such Banks may be entitled under Section 8.1) or that the making or funding of Eurodollar Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Banks materially affects such Loans;

then the Agent shall promptly notify the other parties thereof and, so long as such circumstances shall continue, (i) no Bank shall be under any obligation to make or convert into Eurodollar Loans and (ii) on the last day of the current Interest Period for each Eurodollar Loan, such Loan shall, unless then repaid in full, automatically convert to a Prime Rate Loan.

      8.3 Changes in Law Rendering Eurodollar Loans Unlawful. If any change in, or the adoption of any new, law or regulation, or any change in the interpretation of any applicable law or regulation by any governmental or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of any Bank cause a substantial question as to whether it is) unlawful for any Bank to make, maintain or fund Eurodollar Loans, then such Bank shall promptly notify each of the other parties hereto and, so long as such circumstances shall continue, (a) such Bank shall have no obligation to make or convert into Eurodollar Loans (but shall make Prime Rate Loans concurrently with the making of or conversion into Eurodollar Loans by the Banks which are not so affected, in each case in an amount equal to the amount of Eurodollar Loans which would be made or converted into by such Bank at such time in the absence of such circumstances) and (b) on the last day of the current Interest Period for each Eurodollar Loan of such Bank (or, in any event, on such earlier date as may be required by the relevant law, regulation or interpretation), such Eurodollar Loan shall, unless then repaid in full, automatically convert to a Prime Rate Loan. Each Prime Rate Loan made by a Bank which, but for the circumstances described in the foregoing sentence, would be a Eurodollar Loan (an "Affected Loan") shall remain outstanding for the same period as the Group of Eurodollar Loans of which such Affected Loan would be a part absent such circumstances.

      8.4 Funding Losses. The Company hereby agrees that upon demand by any Bank (which demand shall be accompanied by a statement setting forth the basis for the amount being claimed, a copy of which shall be furnished to the Agent), the Company will indemnify such Bank against any net loss or expense which such Bank may sustain or incur (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain any Eurodollar Loan), as reasonably determined by such Bank, as a result of (a) any payment, prepayment or conversion of any Eurodollar Loan of such Bank on a date other than the last day of an Interest Period for such Loan (including any conversion pursuant to Section 8.3) or (b) any failure of the Company to borrow, convert or continue any Loan on a date specified therefor in a notice of borrowing, conversion or continuation pursuant to this Agreement. For this purpose, all notices to the Agent pursuant to this Agreement shall be deemed to be irrevocable.

      8.5 Right of Banks to Fund through Other Offices. Each Bank may, if it so elects, fulfill its commitment as to any Eurodollar Loan by causing a foreign branch or Affiliate of such Bank to make such Loan; provided that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Bank and the obligation of the Company to repay such Loan shall nevertheless be to such Bank and shall be deemed held by it, to the extent of such Loan, for the account of such branch or Affiliate.

      8.6 Discretion of Banks as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Bank had actually funded and maintained each Eurodollar Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

      8.7   Mitigation of Circumstances; Replacement of Banks.

            (a) Each Bank shall promptly notify the Company and the Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Bank's good faith judgment, otherwise disadvantageous to such Bank) to mitigate or avoid, (i) any obligation by the Company to pay any amount pursuant to Section 7.6 or 8.1 or (ii) the occurrence of any circumstances described in Section 8.2 or 8.3 (and, if any Bank has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, such Bank shall promptly so notify the Company and the Agent). Without limiting the foregoing, each Bank will designate a different funding office if such designation will avoid (or reduce the cost to the Company of) any event described in clause (i) or (ii) of the preceding sentence and such designation will not, in such Bank's good faith judgment, be otherwise disadvantageous to such Bank.

            (b) If the Company becomes obligated to pay additional amounts to any Bank pursuant to Section 7.6 or 8.1, or any Bank gives notice of the occurrence of any circumstances described in Section 8.2 or 8.3, the Company may designate another bank which is acceptable to the Agent and the Issuing Bank in their reasonable discretion (such other bank being called a "Replacement Bank") to purchase the Loans of such Bank and such Bank's rights hereunder, without recourse to or warranty by, or expense to, such Bank, for a purchase price equal to the outstanding principal amount of the Loans payable to such Bank plus any accrued but unpaid interest on such Loans and all accrued but unpaid fees owed to such Bank and any other amounts payable to such Bank under this Agreement, and to assume all the obligations of such Bank hereunder, and, upon such purchase and assumption (pursuant to an Assignment Agreement), such Bank shall no longer be a party hereto or have any rights hereunder (other than rights with respect to indemnities and similar rights applicable to such Bank prior to the date of such purchase and assumption) and shall be relieved from all obligations to the Company hereunder, the Company shall be released from all further obligations to such Bank (other than obligations with respect to indemnities and similar obligations applicable to such Bank prior to the date of such purchase and assumption) and the Replacement Bank shall succeed to the rights and obligations of such Bank hereunder.

      8.8 Conclusiveness of Statements; Survival of Provisions. Determinations and statements of any Bank pursuant to Section 8.1, 8.2, 8.3 or 8.4 shall be conclusive absent demonstrable error. Banks may use reasonable averaging and attribution methods in determining compensation under Sections 8.1 and 8.4, and the provisions of such Sections shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit and termination of this Agreement.

      SECTION 9   WARRANTIES.

      To induce the Agent and the Banks to enter into this Agreement and to induce the Banks to make Loans and issue and participate in Letters of Credit hereunder, the Company warrants to the Agent and the Banks that:

      9.1 Organization. The Company is a co-partnership validly existing and in good standing under the laws of the State of Michigan and is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.

      9.2 Authorization; No Conflict. The Company is duly authorized to execute and deliver each Loan Document to which it is a party, the Company is duly authorized to borrow monies hereunder and is duly authorized to perform its obligations under each Loan Document to which it is a party. The execution, delivery and performance by the Company of this Agreement and each Loan Document to which it is a party, and the borrowings by the Company hereunder, do not and will not (a) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect), (b) conflict with (i) any provision of law, (ii) the charter, by-laws or other organizational documents of the Company or (iii) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon the Company or any of its properties or (c) require, or result in, the creation or imposition of any Lien on any asset of the Company.

      9.3 Validity and Binding Nature. Each of this Agreement and each other Loan Document to which the Company is a party is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

      9.4 Financial Condition. The audited financial statements of the Company as at February 28, 1999, copies of which have been delivered to each Bank, were prepared in accordance with GAAP and present fairly the financial condition of the Company as at such date and the results of its operations for the period then ended.

      9.5 No Material Adverse Change. Since February 28, 1999 there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of the Company.

      9.6 Litigation and Contingent Liabilities. No litigation (including derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, to the Company's knowledge, threatened against the Company which might reasonably be expected to have a Material Adverse Effect, except as set forth in Schedule 9.6. Other than any liability incident to such litigation or proceedings, the Company has no material contingent liabilities not listed on Schedule 9.6 or permitted by Section 10.7.

      9.7 Ownership of Properties; Liens. The Company owns good and, in the case of real property, marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like) except as permitted by Section 10.8.

      9.8 Subsidiaries. As of the Closing Date, the Company has no Subsidiaries.

      9.9 Pension Plans.

            (a) During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement or the making of any Loan or the issuance of any Letter of Credit, (i) no steps have been taken to terminate any Pension Plan and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by the Company of any material liability, fine or penalty.

            (b) All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by the Company or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; neither the Company nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, might result in a withdrawal or partial withdrawal from any such plan; and neither the Company nor any member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

      9.10 Investment Company Act. The Company is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940.

      9.11 Public Utility Holding Company Act. The Company is not a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935.

      9.12 Regulation U. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

      9.13 Taxes. The Company has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

      9.14 Solvency, etc. On the Closing Date, and immediately prior to and after giving effect to the issuance of each Letter of Credit and each borrowing hereunder and the use of the proceeds thereof, (a) the Company's assets will exceed its liabilities and (b) the Company will be solvent, will be able to pay its debts as they mature, will own property with fair saleable value greater than the amount required to pay its debts and will have capital sufficient to carry on its business as then constituted.

      9.15  Environmental Matters.

            (a) No Violations. To the best of the Company's knowledge, except as set forth on Schedule 9.15, neither the Company, nor any operator of the Company's properties, is in violation, or alleged violation, of any judgment, decree, order, law, permit, license, rule or regulation pertaining to environmental matters, including those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 or any other Environmental Law.

            (b) Notices. Except as set forth on Schedule 9.15 and for matters arising after the Closing Date, in each case none of which could singly or in the aggregate be expected to have a Material Adverse Effect, the Company has not received written notice from any third party, including any Federal, state or local governmental authority: (a) that any one of them has been identified by the U.S. Environmental Protection Agency as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (b) that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substance as defined by 42 U.S.C.
Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C.
Section 9601(33) or any toxic substance, oil or hazardous material or other chemical or substance regulated by any Environmental Law (all of the foregoing, "Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a Federal, state or local agency or other third party has conducted a remedial investigation, removal or other response action pursuant to any Environmental Law; (c) that the Company must conduct a remedial investigation, removal, response action or other activity pursuant to any Environmental Law; or (d) of any Environmental Claim.

            (c) Handling of Hazardous Substances. To the best of the Company's knowledge, except as set forth on Schedule 9.15, (i) no portion of the real property or other assets of the Company has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance in all material respects with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties; (ii) in the course of any activities conducted by the Company or the operators of any real property of the Company, no Hazardous Substances have been generated or are being used on such properties except in accordance in all material respects with applicable Environmental Laws; (iii) there have been no Releases or threatened Releases of Hazardous Substances on, upon, into or from any real property or other assets of the Company, which Releases singly or in the aggregate might reasonably be expected to have a Material Adverse Effect; (iv) there have been no Releases on, upon, from or into any real property in the vicinity of the real property or other assets of the Company which, through soil or groundwater contamination, may have come to be located on, and which might reasonably be expected to have a Material Adverse Effect; and (v) any Hazardous Substances generated by the Company have been transported offsite only by properly licensed carriers and delivered only to treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are operating in compliance in all material respects with such permits and applicable Environmental Laws.

      9.16 Year 2000 Problem. The Company (a) has reviewed the areas within its business and operations which could be adversely affected by, and has developed or is developing a program to address on a timely basis, the Year 2000 Problem and (b) has made appropriate inquiries as to the effect the Year 2000 Problem will have on its material suppliers and customers. Based on such review, program and inquiries, the Company reasonably believes that the "Year 2000 Problem" will not have a Material Adverse Effect.

      9.17 Insurance. Set forth on Schedule 9.17 is a complete and accurate summary of the property and casualty insurance program of the Company as of the Closing Date (including the names of all insurers, policy numbers, expiration dates, amounts and types of coverage, annual premiums, exclusions, deductibles, self-insured retention, and a description in reasonable detail of any self-insurance program, retrospective rating plan, fronting arrangement or other risk assumption arrangement involving the Company). The Company's insurance program complies with the requirements of Section 10.3(b) hereof.

      9.18 Real Property. Set forth on Schedule 9.18 is a complete and accurate list, as of the Closing Date, of the address of all real property owned or leased by the Company, together with, in the case of leased property, the name and mailing address of the lessor of such property.

      9.19 Information. All information heretofore or contemporaneously herewith furnished in writing by the Company to the Agent or any Bank for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of the Company to the Agent or any Bank pursuant hereto or in connection herewith will be, true and accurate in all material respects on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by the Agent and the Banks that any projections and forecasts provided by the Company are based on good faith estimates and assumptions believed by the Company to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

      9.20 Intellectual Property. The Company owns and possesses or has a license or other right to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as are necessary for the conduct of the business of the Company, without any infringement upon rights of others which could reasonably be expected to have a Material Adverse Effect.

      9.21 Burdensome Obligations. The Company is not a party to any agreement or contract or subject to any corporate or partnership restriction which might reasonably be expected to have a Material Adverse Effect.

      9.22 Labor Matters. Except as set forth on Schedule 9.22, the Company is not subject to any labor or collective bargaining agreement. There are no existing or, to the best of the Company's knowledge, threatened, strikes, lockouts or other labor disputes involving the Company that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Company are not in violation of the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters.

      9.23 No Default. No Event of Default or Unmatured Event of Default exists or would result from the incurring by the Company of any Debt hereunder or under any other Loan Document.

      SECTION 10  COVENANTS.

      Until the expiration or termination of the Commitments and thereafter until all obligations of the Company hereunder and under the other Loan Documents are paid in full and all Letters of Credit have been terminated, the Company agrees that, unless at any time the Required Banks shall otherwise expressly consent in writing, it will:

      10.1 Reports, Certificates and Other Information. Furnish to the Agent and each Bank:

            10.1.1 Annual Report. Promptly when available and in any event within 90 days after the close of each Fiscal Year, a copy of the annual audit report of the Company for such Fiscal Year, including therein balance sheets and statements of earnings and cash flows of the Company as at the end of such Fiscal Year, certified without qualification by independent auditors of recognized standing selected by the Company and reasonably acceptable to the Required Banks, together with (i) a written statement from such accountants to the effect that in making the examination necessary for the signing of such annual audit report by such accountants, nothing came to their attention that caused them to believe that the Company was not in compliance with any provision of Section 10.6 or 10.7 of this Agreement insofar as such provision relates to accounting matters or, if something has come to their attention that caused them to believe that the Company was not in compliance with any such provision, describing such non-compliance in reasonable detail and (ii) a comparison with the budget for such Fiscal Year and a comparison with the previous Fiscal Year.

            10.1.2 Interim Reports. Promptly when available and in any event within 45 days after the end of each Fiscal Quarter (except the last Fiscal Quarter of each Fiscal Year), balance sheets of the Company as of the end of such Fiscal Quarter, together with statements of earnings and cash flows for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, together with a comparison with the corresponding period of the previous Fiscal Year and a comparison with the budget for such period of the current Fiscal Year, certified by an authorized officer of the Company.

            10.1.3 Compliance Certificates. Contemporaneously with the furnishing of a copy of each annual audit report pursuant to Section 10.1.1 and each set of quarterly statements pursuant to Section 10.1.2, a duly completed compliance certificate in the form of Exhibit E, with appropriate insertions, dated the date of such annual report or such quarterly statements and signed by an authorized officer of the Company, containing (i) a computation of each of the financial ratios and restrictions set forth in Section 10.6 and to the effect that such officer has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it and (ii) a written statement of the Company's management setting forth a discussion of the Company's financial condition, changes in financial condition and results of operations.

            10.1.4 Notice of Default, Litigation and ERISA Matters. Promptly upon becoming aware of any of the following, written notice describing the same and the steps being taken by the Company or the Subsidiary affected thereby with respect thereto:

                  (a) the occurrence of an Event of Default or an Unmatured Event of Default;

                  (b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Company to the Banks which has been instituted or, to the knowledge of the Company, is threatened against the Company or to which any of its properties is subject which might reasonably be expected to have a Material Adverse Effect;

                  (c) the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, or the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA) or to any Multi employer Pension Plan, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Company furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan or Multi employer Pension Plan which could result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multi employer Pension Plan), or any material increase in the contingent liability of the Company with respect to any post-retirement welfare plan benefit, or any notice that any Multi employer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent;

                  (d) any cancellation or material change in any insurance maintained by the Company; or

                  (e) any other event (including (i) any violation of any Environmental Law or the assertion of any Environmental Claim or (ii) the enactment or effectiveness of any law, rule or regulation) which might reasonably be expected to have a Material Adverse Effect.

            10.1.5 Maximum Available Amount Certificates. Within 15 days of the end of each month, a Maximum Available Amount Certificate dated as of the end of such month and executed by an authorized officer of the Company on behalf of the Company, provided that at any time an Event of Default exists, the Agent may require the Company to deliver Maximum Available Amount Certificates more frequently.

            10.1.6 Management Reports. Promptly upon the request of the Agent or any Bank, copies of all detailed financial and management reports submitted to the Company by independent auditors in connection with each annual or interim audit made by such auditors of the books of the Company.

            10.1.7 Construction Reports. (a) Monthly, a certificate of the Company, in form and substance reasonably satisfactory to the Agent, reflecting the current construction schedules and construction budgets for all of the Company's projects with costs of more than $5,000,000 then under construction (such certificates shall be for the Banks' information purposes only and (b) quarterly, a report, in form and substance reasonably satisfactory to the Agent, detailing the status of each of the Company's projects then under construction, including the original construction budget, all revised budgets, the reasons for all variances, costs paid to date, percentage of completion and the costs to complete.

            10.1.8 Subordinated Debt Notices. Promptly after receipt thereof, copies of any notices (including notices of default or acceleration) received from any holder or trustee of, under or with respect to any Subordinated Debt.

            10.1.9 Year 2000 Problem. Promptly upon the request of the Agent or any Bank, such updated information or documentation as may be requested from time to time regarding the efforts of the Company to address the Year 2000 Problem.

            10.1.10 Other Information. Promptly from time to time, such other information concerning the Company as any Bank or the Agent may reasonably request.

      10.2 Books, Records and Inspections. Keep its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit any Bank or the Agent or any representative thereof to inspect the properties and operations of the Company; and at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), any Bank or the Agent or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and the Company hereby authorizes such independent auditors to discuss such financial matters with any Bank or the Agent or any representative thereof), and to examine (and, at the expense of the Company, photocopy extracts from) any of its books or other records; and permit the Agent and its representatives to inspect the tangible assets of the Company and to inspect, audit, check and make copies of and extracts from the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to the assets of the Company. All such inspections or audits by the Agent shall be at the Company's expense. The Agent and the Banks shall use reasonable efforts to coordinate all such inspections and audits so as to minimize any disruption of the Company's business.

      10.3  Maintenance of Property; Insurance.

            (a) Keep all property useful and necessary in the business of the Company in good working order and condition, ordinary wear and tear excepted.

            (b) Maintain with responsible insurance companies, such insurance as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated, but which shall insure against all risks and liabilities of the type identified on Schedule 9.17 and shall have insured amounts no less than, and deductibles no higher than, those set forth on such schedule; and, upon request of the Agent or any Bank, furnish to the Agent or such Bank a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Company. The Company shall cause each issuer of an insurance policy to provide the Agent with an endorsement (i) showing loss payable to the Agent with respect to each policy of property or casualty insurance, as its interests, if any, may appear, and naming the Agent and each Bank as an additional insured with respect to each policy of insurance for liability for personal injury or property damage, (ii) providing that 30 days' notice will be given to the Agent prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy and (iii) reasonably acceptable in all other respects to the Agent.

      10.4  Compliance with Laws; Payment of Taxes and Liabilities.

            (a) Comply in all material respects with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect; and (b) pay prior to delinquency, all taxes and other governmental charges against it or any of its property, as well as claims of any kind which, if unpaid, might become a Lien on any of its property; provided that the foregoing shall not require the Company to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP.

      10.5 Maintenance of Existence, etc. Maintain and preserve (a) its existence and good standing in the jurisdiction of its organization and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing does not have a Material Adverse Effect).

      10.6  Financial Covenants.

            10.6.1 Fixed Charge Coverage Ratio. Not permit the Fixed Charge Coverage Ratio for any Computation Period to be less than 2:00 to 1.

            10.6.2 Debt to EBITDA Ratio. Not permit the Debt to EBITDA Ratio as of the last day of any Computation Period (a) prior to February 28, 2002 to exceed 4:00 to 1 or (b) to exceed 3.5 to 1 at any time from and after February 28, 2002.

            10.6.3 Tangible Net Worth. Not permit Tangible Net Worth to be less than $20,000,000 at any time, provided that such minimum Tangible Net Worth requirement shall be increased by 15% of the Company's net profit each year, commencing with the Fiscal Year ending February 28, 2000, provided that the Company's current investment in Star Southfield may be included in the calculation of Tangible Net Worth only so long as there is no default with respect to Star Southfield's indebtedness to MNB.

      10.7 Limitations on Debt, Guaranties and Sales. Not create, incur, assume or suffer to exist any Debt, except:

            (a) obligations under this Agreement and the other Loan Documents;
or

            (b) Subordinated Debt from Affiliates of the Company;

nor will it make, or permit to remain outstanding, loans or advances to or become or remain a guarantor or surety or pledge its credit or become liable in any manner (except by endorsement for deposit in the normal course of business) on undertakings of others, nor will it sell, lease, transfer or otherwise dispose of any of its assets to any Person, except (a) to the extent that, during any Fiscal Year, the sum of the principal amount of any such Debt incurred, the liability incurred on undertakings of others and the fair market value of any assets so disposed of during such Fiscal Year does not exceed $1,000,000.00, (b) for dispositions of property in the ordinary course of its business, (c) as may be permitted pursuant to Section 10.8, and (d) except for the Company's existing guaranty of the indebtedness of Star Southfield to MNB.

      10.8 Investments. Not make any future loan to, or investment in, any Person related to the Company, which in the aggregate exceed $1,000,000.00 at any time, except loans and investments that are consistent with the Purposes and have received prior written approval from the Required Banks, provided, however, that such Bank approval shall not be required with respect to related Persons who own motion picture theaters which are leased to the Company and/or short term advances to the Company's Affiliates to cover operating expenses incurred by such Affiliates on behalf of the Company in the ordinary course of the Company's business.

      10.9 Liens. Not create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

            (a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;

            (b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves; and

            (c)   Liens described on Schedule 10.9, if any.

      10.10 Restricted Payments. Not (a) make any distribution to any of its partners, or (b) purchase or redeem any of its partnership interests or other equity interests or any warrants, options or other rights in respect thereof. Notwithstanding the foregoing, so long as no Event of Default or Unmatured Event of Default exists and the aggregate outstanding Loans and Letters of Credit doe not exceed the Maximum Available Amount, the Company may make cash distributions to its partners to the extent permitted by applicable law.

      10.11 Mergers, Consolidations, Sales. Not be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or, except in the ordinary course of its business, sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any receivables, except (a) where the aggregate cost of any transaction done in the furtherance of the Company's motion picture theatre business does not exceed $5,000,000 and (b) the short term investment of excess cash in marketable instruments.

      10.12 Partnership and Management Continuation. Continue either James Loeks or Barrie Lawson Loeks (the "Loeks"), either individually or through one or more entities owned and controlled by the Loeks, as 50% partners of the Company, with their current management duties and rights; or if the Loeks interest in the Company falls below 50%, then Loews Cineplex Entertainment Corporation or one of its wholly-owned subsidiaries, must directly or indirectly continue to be a 50% partner of the Company, with management duties and rights materially similar to those currently held by the Loeks.

      Notwithstanding anything contained herein to the contrary, if, within ten
(10) days after it receives notice that the Loeks, either individually or through one or more entities owned and controlled by the Loeks, become less than a 50% partner of the Company, with their current management duties and rights; or that the Loeks interest in the Company falls below 50%, Old Kent Bank notifies the Company, the Agent and the other Banks, in writing, that such change is not, in good faith, acceptable to it, the Agent shall have 90 days from the date such notice is received to find one or more other institutional lenders (the "OKB Substitutes") to assume all of Old Kent Bank's interest hereunder pursuant to agreements satisfactory to all of the parties. To the extent that Old Kent Bank's Pro Rata Share does not exceed 18.5%, if any part of Old Kent Bank's interest has not been assumed within such 90-day period, and no Event of Default or Unmatured Event of Default then exists, such part shall be paid in full and the Maximum Available Amount shall be reduced by the percentage determined by dividing the amount of the unassumed part by the Maximum Available Amount. Such reduction in the Maximum Available

Amount shall remain in effect until OKB Substitutes shall assume the balance of Old Kent Bank's interest hereunder.

      In the event that Old Kent Bank's interest is assumed and/or reduced pursuant to this Section 10.12, then Old Kent Bank shall forthwith remit to the Agent the pro rata portion of any commitment fee, letter of credit fee or other fee Old Kent Bank received under this Agreement that is allocable to the period after such assumption and/or reduction, and the Agent shall pay such sum to the Company and/or the OKB Substitutes, as the case may be.

      10.13 Project Agreements. Prior to entering into any binding agreement with respect to any project with a total cost greater than $5,000,000, promptly provide to the Banks cost estimates and an explanation of the sources of funds to pay for the project. Required Banks shall have 7 Business Days after receiving such information to approve or object to any such project, provided that the Banks shall approve the project if the Banks are reasonably satisfied that the remaining availability under the Commitments plus cash available in the Company are sufficient to complete the proposed project, to complete any existing projects and to maintain the financial covenants set forth in this Agreement. Nor will the Company enter into any binding contract or similar document with any general contractor or construction manager with respect to any project which will cost more than $5,000,000.00 without first obtaining prior approval of such general contractor or construction manager from the Required Banks , provided, however, if the Required Banks do not object to such general contractor or construction manager within 5 Business Days after obtaining all information about such general contractor or construction manager deemed relevant by the Agent, acting in good faith, the Required Banks shall be deemed to have approved such general contractor or construction manager.

      10.14 Leases. Not enter into any Lease requiring aggregate rental to exceed $1,000,000 during any one year which occurs during the term of this Agreement, without first obtaining prior approval of the Required Banks as to the form and substance of such Lease, provided, however, if the Required Banks do not object to such Lease within 5 Business Days after obtaining a copy of the proposed Lease, the Required Banks shall be deemed to have approved such Lease.

      10.15 Negative Pledge Agreements. Not enter into any agreement with any Person that would now or hereafter prohibit the Company from pledging, mortgaging or otherwise encumbering all or any part of its tangible or intangible assets to secure the obligations and indebtedness incurred under this Agreement and the other Loan Documents.

      10.16 Use of Proceeds. Not permit or suffer any proceeds of the Loans to be used for other than the following purposes (the "Purposes"), namely, to pay off the Company's existing indebtedness to MNB and to provide financing for the operation, acquisition, construction and/or refurbishment of motion picture theatres (and adjoining, related restaurants and/or retail stores) within the United States.

      10.17 Modification of Organizational Documents. Not permit the Certificate of Co-Partnership or Partnership Agreement or other organizational documents of the Company to be amended or modified in any way which might reasonably be expected to materially adversely affect the interests of the Banks.

      10.18 Transactions with Affiliates. Not enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its Affiliates which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates.

      10.19 Employee Benefit Plans. Maintain each Pension Plan in substantial compliance with all applicable requirements of law and regulations.

      10.20 Environmental Matters.

            (a) If any Release or Disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of the Company, cause the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as necessary to comply with all Environmental Laws applicable to the Company and to avoid a Material Adverse Effect. Without limiting the generality of the foregoing, the Company shall comply with any valid Federal or state judicial or administrative order requiring the performance at any real property of the Company of activities in response to the Release or threatened Release of a Hazardous Substance.

            (b) To the extent that the transportation of "hazardous waste" as defined by RCRA is permitted by this Agreement, the Company shall dispose of such hazardous waste only at licensed disposal facilities operating in compliance with Environmental Laws.

      10.21 Inconsistent Agreements. Not enter into any agreement containing any provision which would be violated or breached by any borrowing or request for a Letter of Credit by the Company hereunder or by the performance by the Company of any of its obligations hereunder or under any other Loan Document.

      10.22 Business Activities. Not engage in any line of business other than the operation, acquisition, construction and/or refurbishment of motion picture theatres (and adjoining, related restaurants and/or retail stores) within the United States.

      10.23 Restriction of Amendments to Certain Documents. Not amend or otherwise modify, or waive any rights under, Leases if, in any case, such amendment, modification or waiver could be adverse to the interests of the Banks.

      10.24 Fiscal Year.  Not change its Fiscal Year.

      10.25 Interest Rate Hedging Transactions. Notwithstanding anything to the contrary contained in this Agreement, the Company may enter with any of the Banks into one or more interest rate swap agreements, cap agreements or collar agreements, and any other agreement or arrangement designed to protect the Company against fluctuations in interest rates.

      SECTION 11  EFFECTIVENESS; CONDITIONS OF LENDING, ETC.

      The obligation of each Bank to make its Loans and of the Issuing Bank to issue Letters of Credit is subject to the following conditions precedent:

      11.1 Initial Credit Extension. The obligation of the Banks to make the initial Loans and the obligation of the Issuing Bank to issue its initial Letter of Credit (whichever first occurs) is, in addition to the conditions precedent specified in Section 11.2, subject to the conditions precedent that (1) all existing indebtedness of the Company to MNB will be deemed to be Revolving Loans hereunder as provided in Section 14.14, and that all agreements and instruments governing such indebtedness have been (or concurrently with the initial borrowing will be) terminated and (2) the Agent shall have received all of the following, each duly executed and dated the Closing Date (or such earlier date as shall be satisfactory to the Agent), in form and substance satisfactory to the Agent (and the date on which all such conditions precedent have been satisfied or waived in writing by the Agent and the Required Banks is called the "Closing Date"):

            11.1.1 Notes.  The Notes.

            11.1.2 Resolutions. Certified copies of resolutions of the Company authorizing the execution, delivery and performance by the Company of this Agreement, the Notes and the other Loan Documents to which the Company is a party.

            11.1.3 Consents, etc. Certified copies of all documents evidencing any necessary corporate or partnership action, consents and governmental approvals (if any) required for the execution, delivery and performance by the Company of the documents referred to in this Section 11.

            11.1.4 Incumbency and Signature Certificates. A certificate of the Secretary or an Assistant Secretary (or other appropriate representative) of the Company certifying the names of the officer or officers of such entity authorized to sign the Loan Documents, together with a sample of the true signature of each such officer (it being understood that the Agent and each Bank may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein).

            11.1.5 Opinions of Counsel. The opinions of counsel to the Company, in form and substance satisfactory to the Banks.

            11.1.6 Insurance. Evidence satisfactory to the Agent of the existence of insurance required to be maintained pursuant to Section 10.3(b), together with evidence that the Agent has been named as a lender's loss payee, if required, and an additional insured on all related insurance policies.

            11.1.7 Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with all Attorney Costs of the Agent to the extent invoiced prior to the Closing Date, plus such additional amounts of Attorney Costs as shall constitute the Agent's reasonable estimate of Attorney Costs incurred or to be incurred by the Agent through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Agent).

            11.1.8 Maximum Available Amount Certificate. A Maximum Available Amount Certificate dated as of the Closing Date.

            11.1.9 Other. Such other documents as the Agent or any Bank may reasonably request.

      11.2 Conditions. The obligation (a) of each Bank to make each Loan and (b) of the Issuing Bank to issue each Letter of Credit is subject to the following further conditions precedent that:

            11.2.1 Compliance with Warranties, No Default, etc. Both before and after giving effect to any borrowing and the issuance of any Letter of Credit, the following statements shall be true and correct:

                  (a) the representations and warranties of the Company set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

                  (b) no Event of Default or Unmatured Event of Default shall have then occurred and be continuing.

            11.2.2 Confirmatory Certificate. If requested by the Agent or any Bank, the Agent shall have received (in sufficient counterparts to provide one to each Bank) a certificate dated the date of such requested Loan or Letter of Credit and signed by a duly authorized representative of the Company as to the matters set out in Section 11.2.1 (it being understood that each request by the Company for the making of a Loan or the issuance of a Letter of Credit shall be deemed to constitute a warranty by the Company that the conditions precedent set forth in Section 11.2.1 will be satisfied at the time of the making of such Loan or the issuance of such Letter of Credit), together with such other documents as the Agent or any Bank may reasonably request in support thereof.

      SECTION 12  EVENTS OF DEFAULT AND THEIR EFFECT.

      12.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

            12.1.1 Non-Payment of the Loans, etc. Default in the payment when due of the principal of any Loan; or default, and continuance thereof for five days, in the payment when due of any interest, fee, reimbursement obligation with respect to any Letter of Credit or other amount payable by the Company hereunder or under any other Loan Document; or,

            12.1.2 Non-Payment of Other Indebtedness. Default in the payment, when due, of any installment of principal or interest on any other indebtedness for borrowed money of the Company to any Bank or to any other Person, and continuance thereof beyond the period of grace, if any, applicable thereto, provided that no such grace period shall be longer than 60 days; or default in the observance or performance of any term, covenant or agreement of the Company contained in any instrument or agreement relating to such indebtedness, if the effect of such default is to cause the holder or holders thereof (or a trustee on behalf of such holder or holders) to cause the indebtedness to become due prior to its stated maturity; or,

            12.1.3 Other Defaults. Default in the observance or performance of any other agreement of the Company herein set forth or set forth in any of the other Loan Documents and the continuance thereof beyond 30 days after the Agent gives the Company notice of such default, provided, however, if such default is curable in the reasonable judgement of the Agent, but not within 30 days, so long as the Company commences and diligently pursues appropriate curative action within such 30 days, it shall have such additional time to cure such default as the Agent reasonably determines, but in no event more than an additional 60 days; or,

            12.1.4. Lease Defaults. Default by Company under any Lease, and continuance thereof beyond the period of grace, if any, applicable thereto, if the effect of such default is to cause the landlord under such Lease to take action to terminate the Lease and/or recover possession of the leased premises from Company; or,

            12.1.5 Misrepresentations. Any representation or warranty made by the Company herein proves untrue in any material respect or any of the information or other materials furnished by the Company to the Banks in connection with the making of the Loans shall prove false in any material respect; or

            12.1.6 Company's Existence. Termination of the Company's existence under state law unless the Company is promptly reconstituted thereafter; or

            12.1.7 Bankruptcy, Etc. The Company shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts generally, or shall make an assignment for the benefit of creditors or consents to the appointment of a trustee or receiver for itself or for the greater part of its properties; or a trustee or receiver is appointed for the Company or for the greater part of any of its properties without its consent and is not discharged within 60 days; or bankruptcy, reorganization or liquidation proceedings under bankruptcy or similar laws are instituted by or against the Company, are consented to by it or remain undismissed for 60 days, or a receiver, conservator, liquidating agent or committee or governmental authority shall be appointed for or take possession or charge of the Company or its business or assets, or the rights, privileges and franchises of the Company shall be finally adjudicated forfeited by any governmental authority; or

            12.1.8 Judgements. A judgment or order for the payment of money for $500,000 or more shall be rendered against the Company and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order and such judgment or order shall have remained unsatisfied and such proceedings shall have remained unstayed for a period of 20 consecutive days, or (ii) for a period of 20 consecutive days, such judgment shall have remained unsatisfied and a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not have been in effect; or

            12.1.9 Invalidity, Etc. The validity or enforceability of this Agreement against the Company shall be contested by the Company or any governmental agency or authority, or the Company shall deny that it has any or further liability or obligation under this Agreement; or

            12.1.10 Reportable Events. The occurrence of any "reportable event," as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which could constitute grounds for termination by the Pension Benefit Guaranty Corporation ("PBGC") of any employee benefit plan maintained by or on behalf of the Company or any member of a controlled group of which the Company is a member which together with the Company would be treated as a single employer under Section 4001 of ERISA, or for the appointment by the appropriate United States District Court of a trustee to administer such plan, and such reportable event is not corrected within 30 days after the occurrence thereof; or the institution of proceedings by the PBGC to terminate any such plan or to appoint a trustee to administer such plan; or termination of any such plan or the appointment of a trustee by the appropriate United States District Court to administer any such plan.

      12.2 Effect of Event of Default. If any Event of Default described in
Section 12.1.7 shall occur, the Commitments (if they have not theretofore terminated) shall immediately terminate and the Loans and all other obligations hereunder shall become immediately due and payable and the Company shall become immediately obligated to Cash Collateralize all Letters of Credit, all without presentment, demand, protest or notice of any kind; and, if any other Event of Default shall occur and be continuing, the Agent (upon written request of the Required Banks) shall declare the Commitments (if they have not theretofore terminated) to be terminated and/or declare all Loans and all other obligations hereunder to be due and payable and/or demand that the Company immediately Cash Collateralize all Letters of Credit, whereupon the Commitments (if they have not theretofore terminated) shall immediately terminate and/or all Loans and all other obligations hereunder shall become immediately due and payable and/or the Company shall immediately become obligated to Cash Collateralize all Letters of Credit, all without presentment, demand, protest or notice of any kind. The Agent shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing, the effect as an Event of Default of any event described in Section 12.1.1 or Section 12.1.7 may be waived by the written concurrence of all of the Banks, and the effect as an Event of Default of any other event described in this Section 12 may be waived by the written concurrence of the Required Banks. Any cash collateral delivered hereunder shall be held by the Agent (without liability for interest thereon) and applied to obligations arising in connection with any drawing under a Letter of Credit. After the expiration or termination of all Letters of Credit, such cash collateral shall be applied by the Agent to any remaining obligations hereunder and any excess shall be delivered to the Company or as a court of competent jurisdiction may require.

      SECTION 13  THE AGENT.

      13.1  Appointment and Authorization.

            (a) Each Bank hereby irrevocably (subject to Section 13.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

            (b) The Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit issued by it and the documents associated therewith. The Issuing Bank shall have all of the benefits and immunities (i) provided to the Agent in this Section 13 with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Agent", as used in this Section 13, included the Issuing Bank with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

      13.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

      13.3 Liability of Agent. None of the Agent nor any of its directors, officers, employees or agents shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any


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
manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

      13.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate and, if it so requests, confirmation from the Banks of their obligation to indemnify the Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

      13.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks and the Company of its receipt of any such notice. The Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Banks in accordance with Section 12; provided that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Banks.

      13.6 Credit Decision. Each Bank acknowledges that the Agent has not made any representation or warranty to it, and that no act by the Agent hereafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of the Company which may come into the possession of the Agent.

      13.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, each Bank shall indemnify upon demand the Agent and its directors, officers, employees and agents (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do
so), pro rata, from and against any and all Indemnified Liabilities (as defined in Section 14.12 hereof); provided that no Bank shall be liable for any payment to any such Person of any portion of the Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit, or modification, release or discharge of, any or all of the Loan Documents, termination of this Agreement and the resignation or replacement of the Agent.

      13.8 Agent in Individual Capacity. MNB and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though MNB were not the Agent or the Issuing Bank hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, MNB or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them, unless otherwise obligated to provide such information pursuant to the terms of this Agreement. With respect to their Loans (if any),

MNB and its Affiliates shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though MNB were not the Agent and the Issuing Bank, and the terms "Bank" and "Banks" include MNB and its Affiliates, to the extent applicable, in their individual capacities.

      13.9 Successor Agent. The Agent may resign as Agent upon 30 days' notice to the Banks and may be removed at any time by the Required Banks. If the Agent resigns under this Agreement or is so removed, the Required Banks shall, with (so long as no Event of Default exists) the consent of the Company (which shall not be unreasonably withheld or delayed), appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent, and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 13 and Sections 14.6 and 14.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Banks appoint a successor agent as provided for above.

      13.10 Collateral Matters. The Banks irrevocably authorize the Agent, at its option and in its discretion, (a) to release any Lien granted to or held by the Agent under any collateral document (i) upon termination of the Commitments and payment in full of all Loans and all other obligations of the Company hereunder and the expiration or termination of all Letters of Credit; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; or (iii) subject to Section 14.1, if approved, authorized or ratified in writing by the Required Banks; or
(b) to subordinate its interest in any collateral to any holder of a Lien on such collateral which is permitted hereunder (it being understood that the Agent may conclusively rely on a certificate from the Company in determining whether the Debt secured by any such Lien is permitted hereunder). Upon request by the Agent at any time, the Banks will confirm in writing the Agent's authority to release, or subordinate its interest in, particular types or items of collateral pursuant to this Section 13.10.

      SECTION 14  GENERAL.

      14.1 Waiver; Amendments. No delay on the part of the Agent or any Bank in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Notes shall in any event be effective unless the same shall be in writing and signed and delivered by Banks having an aggregate Pro Rata Share of not less than the aggregate Pro Rata Share expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement or the Notes, by the Required Banks, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent shall change the Pro Rata Share of any Bank without the consent of such Bank. No amendment, modification, waiver or consent shall (i) increase the Revolving Commitment Amount, (ii) extend the date for payment of any principal of or interest on the Loans or any fees payable hereunder, (iii) reduce the principal amount of any Loan, the rate of interest thereon or any fees payable hereunder, (iv) reduce the aggregate Pro Rata Share required to effect an amendment, modification, waiver or consent, or
(v) change the definition of EBITDA, without, in each case, the consent of all Banks. No provision of Section 13 or other provision of this Agreement affecting the Agent in its capacity as such shall be amended, modified or waived without the consent of the Agent. No provision of this Agreement relating to the rights or duties of the Issuing Bank in its capacity as such shall be amended, modified or waived without the consent of the Issuing Bank.

      14.2 Confirmations. The Company and each holder of a Note agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Agent) the aggregate unpaid principal amount of the Loans then outstanding under such Note.

      14.3 Notices. Except as otherwise provided in Sections 2.2.2 and 2.2.3, all notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown on Schedule 14.3 or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received. For purposes of Sections 2.2.2 and 2.2.3, the Agent shall be entitled to rely on telephonic instructions from any person that the Agent in good faith believes is an authorized officer or employee of the Company, and the Company shall hold the Agent and each other Bank harmless from any loss, cost or expense resulting from any such reliance.

      14.4 Computations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP, consistently applied; provided that if the Company notifies the Agent that the Company wishes to amend any covenant in Section 10 to eliminate or to take into account the effect of any change in GAAP on the operation of such covenant (or if the Agent notifies the Company that the Required Banks wish to amend
Section 10 for such purpose), then the Company's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Banks.

      14.5 Regulation U. Each Bank represents that it in good faith is not relying, either directly or indirectly, upon any Margin Stock as collateral security for the extension or maintenance by it of any credit provided for in this Agreement.

      14.6 Costs, Expenses and Taxes. The Company agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Agent (including Attorney Costs) in connection with the preparation, execution, syndication, delivery and administration of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), and all reasonable out-of-pocket costs and expenses (including Attorney Costs) incurred by the Agent and each Bank after an Event of Default in connection with the enforcement of this Agreement, the other Loan Documents or any such other documents. In addition, the Company agrees to pay, and to save the Agent and the Banks harmless from all liability for, (a) any stamp or other taxes (excluding income taxes and franchise taxes based on net income) which may be payable in connection with the execution and delivery of this Agreement, the borrowings hereunder, the issuance of the Notes or the execution and delivery of any other Loan Document or any other document provided for herein or delivered or to be delivered hereunder or in connection herewith and (b) any fees of the Company's auditors in connection with any reasonable exercise by the Agent and the Banks of their rights pursuant to Section 10.2. All obligations provided for in this Section 14.6 shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit and termination of this Agreement.

      14.7 Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

      14.8  Assignments; Participations.

            14.8.1 Assignments. Any Bank may, with the prior written consents of the Issuing Bank and the Agent and (so long as no Event of Default exists) the Company (which consents shall not be unreasonably delayed or withheld and, in any event, shall not be required for an assignment by a Bank to one of its Affiliates), at any time assign and delegate to one or more commercial banks or other Persons (any Person to whom such an assignment and delegation is to be made being herein called an "Assignee") all or any fraction of such Bank's Loans and Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Bank's Loans and Commitment) in a minimum aggregate amount equal to not less than $5,000,000.00; provided that (a) no assignment and delegation may be made to any Person if, at the time of such assignment and delegation, the Company would be obligated to pay any greater amount under Section 7.6 or Section 8 to the Assignee than the Company is then obligated to pay to the assigning Bank under such Sections (and if any assignment is made in violation of the foregoing, the Company will not be required to pay the incremental amounts) and (b) the Company and the Agent shall be entitled to continue to deal solely and directly with such Bank in connection with the interests so assigned and delegated to an Assignee until the date when all of the following conditions shall have been met:

                  (x) five Business Days (or such lesser period of time as the Agent and the assigning Bank shall agree) shall have passed after written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee, shall have been given to the Company and the Agent by such assigning Bank and the Assignee,

                  (y) the assigning Bank and the Assignee shall have executed and delivered to the Company and the Agent an assignment agreement substantially in the form of Exhibit D (an "Assignment Agreement"), together with any documents required to be delivered thereunder, which Assignment Agreement shall have been accepted by the Agent, and

                  (z) except in the case of an assignment by a Bank to one of its Affiliates, the assigning Bank or the Assignee shall have paid the Agent a processing fee of $3,500.

From and after the date on which the conditions described above have been met,
(x) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Bank hereunder and (y) the assigning Bank, to the extent that rights and obligations hereunder have been assigned and delegated by it pursuant to such Assignment Agreement, shall be released from its obligations hereunder. Within five Business Days after effectiveness of any assignment and delegation, the Company shall execute and deliver to the Agent (for delivery to the Assignee and the Assignor, as applicable) a new Note in the principal amount of the Assignee's Pro Rata Share of the Revolving Commitment Amount plus the principal amount of the Assignee's Term Loan and, if the assigning Bank has retained a Commitment hereunder, a replacement Note in the principal amount of the Pro Rata Share of the Revolving Commitment Amount retained by the assigning Bank plus the principal amount of the Term Loan retained by the assigning Bank (such Note to be in exchange for, but not in payment of, the predecessor Note held by such assigning Bank). Each such Note shall be dated the effective date of such assignment. The assigning Bank shall mark the predecessor Note "exchanged" and deliver it to the Company. Accrued interest on that part of the predecessor Note being assigned shall be paid as provided in the Assignment Agreement. Accrued interest and fees on that part of the predecessor Note not being assigned shall be paid to the assigning Bank. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Any attempted assignment and delegation not made in accordance with this Section 14.8.1 shall be null and void.

      Notwithstanding the foregoing provisions of this Section 14.8.1 or any other provision of this Agreement, any Bank may at any time assign all or any portion of its Loans and its Note to a

Federal Reserve Bank (but no such assignment shall release any Bank from any of its obligations hereunder).

            14.8.2 Participations. Any Bank may at any time sell to one or more commercial banks or other Persons participating interests in any Loan owing to such Bank, the Note held by such Bank, the Commitment of such Bank, the direct or participation interest of such Bank in any Letter of Credit or any other interest of such Bank hereunder (any Person purchasing any such participating interest being herein called a "Participant"). In the event of a sale by a Bank of a participating interest to a Participant, (x) such Bank shall remain the holder of its Note for all purposes of this Agreement, (y) the Company and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations hereunder and (z) all amounts payable by the Company shall be determined as if such Bank had not sold such participation and shall be paid directly to such Bank. No Participant shall have any direct or indirect voting rights hereunder except with respect to any of the events described in the fourth sentence of Section 14.1. Each Bank agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Bank enters into with any Participant. The Company agrees that if amounts outstanding under this Agreement and the Notes are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement, any Note and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or such Note; provided that such right of setoff shall be subject to the obligation of each Participant to share with the Banks, and the Banks agree to share with each Participant, as provided in Section 7.5. The Company also agrees that each Participant shall be entitled to the benefits of Section 7.6 and Section 8 as if it were a Bank (provided that no Participant shall receive any greater compensation pursuant to Section 7.6 or Section 8 than would have been paid to the participating Bank if no participation had been sold).

      14.9 Governing Law. This Agreement and each Note shall be a contract made under and governed by the internal laws of the State of Michigan applicable to contracts made and to be performed entirely within such State. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Company and rights of the Agent and the Banks expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.

      14.10 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

      14.11 Successors and Assigns. This Agreement shall be binding upon the Company, the Banks and the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Banks and the Agent and the successors and assigns of the Banks and the Agent.

      14.12 Indemnification by the Company. In consideration of the execution and delivery of this Agreement by the Agent and the Banks and the agreement to extend the Commitments provided hereunder, the Company hereby agrees to indemnify, exonerate and hold the Agent, each Bank and each of the officers, directors, employees, Affiliates and agents of the Agent and each Bank (each a "Bank Party") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including Attorney Costs (collectively, the "Indemnified Liabilities"), incurred by the Bank Parties or any of them as a result of, or arising out of, or relating to (i) any tender offer, merger, purchase of stock, purchase of assets or other similar transaction financed or proposed to be financed in whole or in part, directly or indirectly, with the proceeds of any of the Loans, (ii) the use, handling, release, emission, discharge, transportation, storage, treatment or disposal of any hazardous substance at any property owned or leased by the Company in violation of any Environmental Law, (iii) any violation of any Environmental Laws with respect to conditions at any property owned or leased by the Company or the operations conducted thereon, or (iv) the investigation, cleanup or remediation of offsite locations at which the Company or its predecessors are alleged to have directly or indirectly disposed of hazardous substances and such allegation is not being diligently contested by appropriate proceedings. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. All obligations provided for in this Section
14.13 shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit, any foreclosure under, or any modification, release or discharge of, any or all of the Collateral Documents and termination of this Agreement.

      14.13 Nonliability of Lenders. The relationship between the Company on the one hand and the Banks and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent nor any Bank shall have any fiduciary responsibility to the Company. Neither the Agent nor any Bank undertakes any responsibility to the Company to review or inform the Company or any matter in connection with any phase of the Company's business or operations. The Company agrees that neither the Agent nor any Bank shall have liability to the Company (whether sounding in tort, contract or otherwise) for losses suffered by the Company in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent nor any Bank shall have any liability with respect to, and the Company hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Company in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

      14.14 Existing Credit Agreement. The parties acknowledge and agree that MNB and the Company entered into that certain Credit Agreement, dated as of April 27, 1998 (the "Existing Agreement"). MNB and Bank One, Michigan acknowledge and agree that Bank One, Michigan participates in the loans under the Existing Agreement pursuant to the Credit Participation Agreement, dated as of July 29, 1998, between Bank One, Michigan and MNB (the "Participation Agreement"). As of the date hereof, the aggregate principal balance of the loans outstanding under the Existing Agreement is $49,000,000.00 (the "Existing Loans"), $4,000,000.00 of which bears interest based upon the Trailing Rate Average LIBOR (the "Existing Trailing Rate Average LIBOR Loans") and $45,000,000.00 of which are Eurocurrency Loans maturing as follows (the "Existing Eurocurrency Loans"):

      Principal Loan Amount                           Maturity Date
      ---------------------                           -------------
      $45,000,000.00                                  July 2, 1999

      Effective as of the date hereof, all of the Existing Loans shall be deemed to be Revolving Loans under this Agreement and evidenced by the Notes issued pursuant hereto, and the Existing Agreement, the promissory note issued under the Existing Agreement and the Participation Agreement shall be terminated for all purposes, and shall be null and void and of no further force or effect. Notwithstanding the foregoing, Old Kent Bank shall not participate in any of the Existing Loans, except as follows:

      A. On the effective date hereof, Old Kent Bank shall purchase its Pro Rata Share of the Existing Trailing Rate Average LIBOR Loans from MNB and/or Bank One, Michigan, as the case may be.

      B. As, if and when each of the Existing Eurodollar Loans is converted and/or continued, Old Kent Bank shall purchase its Pro Rata Share of such Existing Eurodollar Loan from MNB and/or Bank One, Michigan, as the case may be.


      14.15 FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF MICHIGAN OR IN THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF MICHIGAN; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF MICHIGAN AND OF THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF

MICHIGAN FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF MICHIGAN. THE

COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT
PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

      14.16 WAIVER OF JURY TRIAL. EACH OF THE COMPANY, THE AGENT AND EACH BANK HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

Delivered at Farmington Hills, Michigan, as of the day and year first above written.


                                     LOEKS-STAR PARTNERS
                                     By: Loeks & Loeks Entertainment, Inc., Its
                                     Partner


                                     By:     /s/ Barrie Loeks
                                             -----------------------------

                                     Title:  President
                                             -----------------------------

                                     MICHIGAN NATIONAL BANK, as
                                     Agent



                                     By:     /s/ Lauren R. Fusco
                                             -----------------------------

                                     Title:  Relationship Manager
                                             -----------------------------

                                     MICHIGAN NATIONAL BANK, as
                                     Issuing Bank and as a Bank



                                     By:     /s/ Lauren R. Fusco
                                             -----------------------------
                                     Title:  Relationship Manager
                                             -----------------------------

                                     BANK ONE, MICHIGAN



                                     By:     /s/ Thomas A. Gannon
                                             -----------------------------
                                     Title:  Vice President
                                             -----------------------------


                                     OLD KENT BANK



                                     By:     /s/ G.B.B.
                                             -----------------------------
                                     Title:  Vice President and Manager
                                             -----------------------------

                                PRICING SCHEDULE



      The Eurodollar Margin, the Prime Rate Margin, the Non-Use Fee Rate and the LC Fee Rate shall be determined as set forth below.

      Initially, the Eurodollar Margin shall be 1.70% per annum, the Prime Rate Margin shall be 0.50% per annum, the Non-Use Fee Rate shall be 0.40% per annum and the LC Fee Rate shall be 1.70% per annum.

      On and after August 31, 1999, the Eurodollar Margin, the Prime Rate Margin, the Non-Use Fee Rate and the LC Fee Rate shall be equal to the applicable rate per annum set forth in the table below opposite the applicable Debt to EBITDA Ratio:

                                                              PRIME
      DEBT                           EURODOLLAR                RATE              NON-USE           LC FEE
TO EBITDA RATIO                        MARGIN                 MARGIN             FEE RATE           RATE
Greater than or equal to                4.00%*                 2.75%*              0.50%           4.00%
to 4.00:1

Greater than or equal to                2.00%                  0.75%               0.50%           2.00%
3.50:1 but less than 4.00:1

Greater than or equal to                1.70%                  0.50%               0.40%           1.70%
3.00:1 but less than 3.50:1

Greater than or equal to                1.40%                  0.25%               0.32%           1.40%
2.50:1 but less than 3.00:1

Greater than or equal to                1.20%                  0.00%               0.25%           1.20%
2.00:1 but less than 2.50:1

Greater than or equal to                1.10%                  0.00%               0.25%           1.10%
1.00:1 but less than 2.00:1

Less than 1.00:1                        0.90%                  0.00%               0.25%           0.90%

-----------------------

* no additional default rate shall be added to these margins


The Eurodollar Margin, the Prime Rate Margin, the Non-Use Fee Rate and the LC Fee Rate shall be adjusted, to the extent applicable, on the 45th (or, in the case of the last Fiscal Quarter of each Fiscal Year, the 90th) day after the end of each Fiscal Quarter based on the Debt to EBITDA Ratio as of the last day of such Fiscal Quarter; it being understood that if the Company fails to deliver the financial statements required by Section 10.1.1 or 10.1.2, as applicable, and the related Compliance Certificate, required by Section 10.1.3 by the 45th day (or, if applicable, the 90th day) after any Fiscal Quarter, the Eurodollar Margin shall be 4.00%, the Prime Rate Margin shall be 2.75%, the Non-Use Fee Rate shall be 2.50% and the LC Fee Rate shall be 4.00% until such financial statements and Compliance Certificate are delivered. Notwithstanding the foregoing, no reduction to the foregoing interest rate margins or fee rates shall become effective at any time when an Event of Default or Unmatured Event of Default has occurred and is continuing.

                                  SCHEDULE 2.1

                           BANKS AND PRO RATA SHARES


                                Pro Rata Share
                                 of Revolving
       Bank                     Commitment Amount                 Pro Rata Share
       ----                     -----------------                 --------------
Michigan National Bank            $40,000,000.00                        50%

Bank One, Michigan                $25,000,000.00                     31.25%

Old Kent Bank                     $15,000,000.00                     18.75%
                                  --------------                    ------

  TOTALS                          $80,000,000.00                       100%

                                    EXHIBIT A

                           FORM OF REVOLVING LOAN NOTE


Principal Amount: $[A]                               Farmington Hills, Michigan
Due Date: May 1, 2003                                        June 9, 1999


      FOR VALUE RECEIVED, the undersigned, LOEKS-STAR PARTNERS, a Michigan co-partnership (the "Company"), hereby promises to pay on or before the Due Date specified above to the order of [B] (the "Bank") at the principal office of Michigan National Bank (the "Agent") in Farmington Hills, Michigan the Principal Amount specified above or such lesser amount as shall have been advanced by the Bank to the Company in accordance with the terms and conditions of the Credit Agreement dated the date hereof between the Agent, the Bank, other banks and the Company (as the same may be amended from time to time, the "Agreement"), together with interest on the unpaid principal balance from time to time outstanding at the rate per annum equal to the Effective Rate (as hereinafter defined).

      For purposes hereof, the "Effective Rate" for each of the Loans means the sum of the applicable Margin as set forth on the Pricing Schedule attached hereto, plus, at the Company's option exercised at the time each Loan is made, continued or converted, either (a) the Prime Rate or (b) the Eurodollar Rate.

      Interest shall be calculated on the basis of the daily outstanding balance of each Loan, computed for the actual number of days elapsed between payments on the basis of a 360 day year.

      Loans may be made under this Note from time to time only in accordance with the provisions of the Agreement, provided, however, the Bank may, under certain circumstances set forth in the Agreement, refuse to make Loans hereunder. If, prior to the Due Date, the Company repays all indebtedness due hereunder, a subsequent Loan by the Bank to or for the account of the Company pursuant to the Agreement shall automatically reinstate this Note.

      All Loans made hereunder shall be charged to a loan account (the "Loan account") which shall be established in the Company's name on the books of the Bank, and the Bank shall debit to such Loan account the amount of each Loan made hereunder together with interest thereon as the same accrues and shall credit to such Loan account the amount of the repayments received hereunder. Every month, the Bank shall render to the Company a statement of account setting forth the outstanding balance of the Company in said Loan account and the interest accrued and unpaid thereon.

      The Company expressly assumes all risk of loss or delay in the delivery of any payments by mail, and no course of conduct or dealing shall affect the Company's assumption of these risks.

      If any required installment is not paid within ten (10) days after the later of the date the same is due and the date on which the Company receives the monthly statement from the Bank reflecting the amount of the payment due, the Company shall forthwith pay the Bank a late charge equal to 5 cents ($.05) for each dollar of the installment so overdue. The late charge shall apply individually to all payments past due, and there shall be no daily prorata adjustment.

      Both principal and interest are payable in lawful money of the United States of America to the Agent at 27777 Inkster Road, Farmington Hills, Michigan 48333-9065, or at such other place as the Agent or the holder hereof may from time to time specify, in immediately available United States funds.

      This Note evidences one or more revolving credit loans (the "Revolving Loans") from the Bank to the Company under the Agreement, the terms and conditions of which are herein incorporated by this reference, and is entitled to the security and benefits provided therein. Any other provision of the Agreement or any other Loan Document (as defined in the Agreement) to the contrary notwithstanding, and in addition to any other security interests granted to the Bank in connection herewith, the Company hereby grants to the Bank a security interest in all of the Company's bank deposits, instruments, negotiable documents, and chattel paper which at any time are in the possession or control of the Bank. Interest is due and payable on the dates and in the manner set forth in the Agreement. On the Due Date, the entire unpaid principal balance of the Loans and all accrued and unpaid interest shall be due and payable.

      All capitalized terms not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

      At no time shall the interest charged hereunder be greater than the highest rate of interest allowed by applicable law. Payments received by the Bank which would otherwise cause said interest rate to exceed such highest allowable interest rate shall, to the extent of such excess, be deemed principal payments. If the Bank shall reasonably determine that the legal authority to charge the applicable interest rate under this Note has been adjudicated to be usurious or otherwise limited by law, the rate shall be reduced to the highest rate then permitted to be charged and the appropriate adjustment shall be made.

      Under certain circumstances set forth in the Agreement, the Due Date of this Note may be accelerated.

      During any period(s) in which this Note is in default, or after maturity, whether by acceleration or otherwise, the Company shall be obligated to the Bank and shall pay the Agent for the account of the Bank interest on the outstanding principal balance of each Loan at the highest applicable rate set forth in the Pricing Schedule attached hereto.

      Upon the occurrence of an Event of Default, neither the failure of the holder hereof promptly to exercise its right to declare the outstanding principal and accrued and unpaid interest hereunder to be immediately due and payable, nor failure to exercise any other right or remedy the holder may have upon default, nor the acceptance by the holder of late payments, nor the failure of the holder to demand strict performance of any obligation of the Company or of any other person who may be liable hereunder, shall constitute a waiver of any such rights in connection with any future Event of Default.

      The Bank may hold and apply at any time after an Event of Default its own indebtedness or liability to the Company in payment of any indebtedness hereunder.

      Acceptance by the Bank of any payment in an amount less than the full amount then due shall be deemed an acceptance on account only, and the failure to pay the full amount of any payment following the date when due shall be and continue to be an Event of Default.

      The Company may prepay any of the Eurodollar Rate Loans evidenced by this Note upon the terms and conditions set forth in the Agreement. The Company may prepay any of the Prime Rate Loans evidenced by this Note at any time and from time to time without premium or penalty. Company shall designate which Loan(s) it desires to prepay at the time of prepayment.

      All partial prepayments of principal of each Loan shall be applied against the last accruing installment or amount due with respect to such Loan. No partial prepayments shall affect the obligation of the Company to continue to make all payments required hereunder until the entire unpaid principal and all accrued interest shall have been paid in full.

      The Company and all endorsers, sureties and guarantors hereof, hereby jointly and severally waive presentment for payment, notice of non-payment, notice of protest or protest of this Note, diligence in collection or bringing suit, and hereby consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Bank with respect to payment or any other provisions of this Note, and to the release of any collateral or any part thereof, with or without substitution and hereby waive any and all defenses of a surety. The liability of the Company shall be absolute and unconditional, without regard to the liability of any other party hereto.

      The Company, and any other person who may be liable hereunder in any capacity, agrees to pay all reasonable costs of collection, including reasonable attorney's fees and expenses, in case the principal on this Note or any payment of interest hereon is not paid on the respective dates due (whether by demand, maturity, acceleration or otherwise), or in case it becomes necessary to protect the security for this Note, whether suit is brought or not.

      This Note shall be governed by and enforced in accordance with the laws of the State of Michigan.


                               LOEKS-STAR PARTNERS

                               By:: Loeks & Loeks Entertainment, Inc.
                                             Its Partner


                                    By:
                                       --------------------------------------
                                       Barrie Lawson Loeks
                                       Its: President

                                    EXHIBIT B

                             FORM OF SWINGLINE NOTE


Principal Amount: $2,000,000.00                       Farmington Hills, Michigan
Due Date: May 1, 2003                                        June 9, 1999


           FOR VALUE RECEIVED, the undersigned, LOEKS-STAR PARTNERS, a Michigan co-partnership (the "Company"), hereby promises to pay on or before the Due Date specified above to the order of Michigan National Bank (the "Bank") at the principal office of the Bank in Farmington Hills, Michigan the Principal Amount specified above or such lesser amount as shall have been advanced by the Bank to the Company as one or more Swingline Loans in accordance with the terms and conditions of the Credit Agreement dated the date hereof between the Bank, other banks and the Company (the "Agreement"), together with interest on the unpaid principal balance from time to time outstanding at the rate per annum equal to the Effective Rate (as hereinafter defined).

           For purposes hereof, the "Effective Rate" for each of the Loans means the sum of the applicable Margin as set forth on the Pricing Schedule attached hereto, plus, at the Company's option exercised at the time each Loan is made, continued or converted, either (a) the Prime Rate or (b) the Trailing Rate Average LIBOR.

      Interest shall be calculated on the basis of the daily outstanding balance of each Loan, computed for the actual number of days elapsed between payments on the basis of a 360 day year.

      Loans may be made under this Note from time to time only in accordance with the provisions of the Agreement, provided, however, the Bank may, in its sole discretion, refuse to make Loans. If, prior to the Due Date, the Company repays all indebtedness due hereunder, a subsequent advance by the Bank to or for the account of the Company pursuant to the Agreement shall automatically reinstate this Note.

           All Loans made hereunder shall be charged to a loan account (the "Swingline Loan account") which shall be established in the Company's name on the books of the Bank, and the Bank shall debit to such Swingline Loan account the amount of each Swingline Loan made hereunder together with interest thereon as the same accrues and shall credit to such Swingline Loan account the amount of the repayments received hereunder. Every month, the Bank shall render to the Company a statement of account setting forth the outstanding balance of the Company in said Swingline Loan account and the interest accrued and unpaid thereon.

           The Company expressly assumes all risk of loss or delay in the delivery of any payments by mail, and no course of conduct or dealing shall affect the Company's assumption of these risks.

           If any required installment is not paid within ten (10) days after the later of the date the same is due and the date on which the Company receives the monthly statement from the Bank reflecting the amount of the payment due, the Company shall forthwith pay the Bank a late charge equal to 5 cents ($.05) for each dollar of the installment so overdue. The late charge shall apply individually to all payments past due, and there shall be no daily prorata adjustment.

           Both principal and interest are payable in lawful money of the United States of America to the Agent at 27777 Inkster Road, Farmington Hills, Michigan 48333-9065, or at such other place as the Agent or the holder hereof may from time to time specify, in immediately available United States funds.

           This Note evidences one or more Swingline Loans (the "Swingline Loans") from the Bank to the Company under the Agreement, the terms and conditions of which are herein incorporated by this reference, and is entitled to the security and benefits provided therein. Any other provision of the Agreement or any other Loan Document (as defined in the Agreement) to the contrary notwithstanding, and in addition to any other security interests granted to the Bank in connection herewith, the Company hereby grants to the Bank a security interest in all of the Company's bank deposits, instruments, negotiable documents, and chattel paper which at any time are in the possession or control of the Bank. Interest is due and payable on the dates and in the manner set forth in the Agreement. On the Due Date, the entire unpaid principal balance of the Loans and all accrued and unpaid interest shall be due and payable.

           All capitalized terms not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

           At no time shall the interest charged hereunder be greater than the highest rate of interest allowed by applicable law. Payments received by the Bank which would otherwise cause said interest rate to exceed such highest allowable interest rate shall, to the extent of such excess, be deemed principal payments. If the Bank shall reasonably determine that the legal authority to charge the applicable interest rate under this Note has been adjudicated to be usurious or otherwise limited by law, the rate shall be reduced to the highest rate then permitted to be charged and the appropriate adjustment shall be made.

           Under certain circumstances set forth in the Agreement, the Due Date of this Note may be accelerated.

           During any period(s) in which this Note is in default, or after maturity, whether by acceleration or otherwise, the Company shall be obligated to the Bank and shall pay the Bank interest on the outstanding principal balance of each Loan at the highest applicable rate set forth in the Pricing Schedule attached hereto.

           Upon the occurrence of an Event of Default, neither the failure of the holder hereof promptly to exercise its right to declare the outstanding principal and accrued and unpaid interest hereunder to be immediately due and payable, nor failure to exercise any other right or remedy the holder may have upon default, nor the acceptance by the holder of late payments, nor the failure of the holder to demand strict performance of any obligation of the Company or of any other person who may be liable hereunder, shall constitute a waiver of any such rights in connection with any future Event of Default.

           The Bank may hold and apply at any time after an Event of Default its own indebtedness or liability to the Company in payment of any indebtedness hereunder.

           Acceptance by the Bank of any payment in an amount less than the full amount then due shall be deemed an acceptance on account only, and the failure to pay the full amount of any payment following the date when due shall be and continue to be an Event of Default.

           The Company may prepay any of the Swingline Loans evidenced by this Note at any time and from time to time without premium or penalty. Company shall designate which Loan(s) it desires to prepay at the time of prepayment.

           All partial prepayments of principal of each Loan shall be applied against the last accruing installment or amount due with respect to such Loan. No partial prepayments shall affect the obligation of the Company to continue to make all payments required hereunder until the entire unpaid principal and all accrued interest shall have been paid in full.

           The Company and all endorsers, sureties and guarantors hereof, hereby jointly and severally waive presentment for payment, notice of non-payment, notice of protest or protest of this Note, diligence in collection or bringing suit, and hereby consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Bank with respect to payment or any other provisions of this Note, and to the release of any collateral or any part thereof, with or without substitution and hereby waive any and all defenses of a surety. The liability of the Company shall be absolute and unconditional, without regard to the liability of any other party hereto.

           The Company, and any other person who may be liable hereunder in any capacity, agrees to pay all reasonable costs of collection, including reasonable attorney's fees and expenses, in case the principal on this Note or any payment of interest hereon is not paid on the respective dates due (whether by demand, maturity, acceleration or otherwise), or in case it becomes necessary to protect the security for this Note, whether suit is brought or not.

           This Note shall be governed by and enforced in accordance with the laws of the State of Michigan.


                                    LOEKS-STAR PARTNERS
                                    By:: Loeks & Loeks Entertainment, Inc.
                                           Its Partner


                                            By:
                                               --------------------------------
                                               Barrie Lawson Loeks
                                               Its: President

                                    EXHIBIT C

                                 LIST OF LEASES

                                    EXHIBIT E

                         FORM OF COMPLIANCE CERTIFICATE


To:        Michigan National Bank, as Agent


           Please refer to the Credit Agreement dated as of June 9, 1999 (as amended or otherwise modified from time to time, the "Credit Agreement") among Loeks-Star Partners (the "Company"), various financial institutions and Michigan National Bank, as agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

I. Reports. Enclosed herewith is a copy of the [annual audited/ quarterly] report of the Company as at _____________, ____ (the "Computation Date"), which report fairly presents in all material respects the financial condition and results of operations [(subject to the absence of footnotes and to normal year-end adjustments)] of the Company as of the Computation Date and has been prepared in accordance with GAAP consistently applied.

II. Financial Tests. The Company hereby certifies and warrants to you that the following is a true and correct computation as at the Computation Date of the following ratios and/or financial restrictions contained in the Credit
Agreement:

           A.    SECTION 10.6.1 - MINIMUM FIXED CHARGE COVERAGE RATIO


                 1.    Net Income (less assumed 40% tax
                        distribution to partners)                               $________

                 2.    Plus: Interest Expense                                   $________
                             Non-cash portion of
                                deferred taxes                                  $________
                             depreciation                                       $________
                             amortization                                       $________
                             Lease expense                                      $________


                 3.    Total                                                    $________

                 4.    Income Taxes paid                                        $________

                 5.    Interest Expense                                         $________

                 6.    Lease Expense (excluding all percentage
                        rents, property taxes and insurance premiums
                        payable under the Leases)                               $________

                 7.    Required payments of
                       principal of Debt
                       (excluding Loans)                                        $________

                 8.    Sum of (4) through (7)                                   $________

                 9.    Ratio of (3) to (8)                                       ___ to 1

                 10.   Minimum Required                                          2.00 to 1

           B.    SECTION 10.6.2 - MAXIMUM DEBT TO EBITDA RATIO

                 1.    Debt                                                     $________

                 2.    Net Income                                               $________

                 3.    Plus: Interest Expense                                   $________
                             Income Tax expense                                 $________
                             depreciation                                       $________
                             amortization                                       $________
                             EBITDA imputed to
                               theater complexes open less than
                                12 months*                                      $________

                 4.    Total (EBITDA)                                           $________

                 5.    Ratio of (1) to (4)                                      _______ to 1

                 6.    Maximum allowed                                          _______ to 1


-----------------

* attach sheet showing a detailed calculation of this amount for each theater complex


           C.    SECTION 10.6.3-MINIMUM TANGIBLE NET WORTH

                 1.    Tangible Net Worth                         $________

                 2.    Minimum required                           $________

           D.    MAXIMUM AVAILABLE AMOUNT

           1.     4 x EBITDA (prior to February 28, 2002)
                  and 3.5 x EBITDA (from and after February
                  28, 2002) = Maximum Available Amount                     $_________

           2.    Revolving Outstandings and Swingline Loans Outstanding    $_________

           3.    Net Availability  [Excess of Item 1 over Item 2]          $_________

           4.    Required Prepayment due as at the Calculation Date
                 [Excess of Item 2 over Item 1]                            $_________


           The Company further certifies to you that no Event of Default or Unmatured Event of Default has occurred and is continuing.

           IN WITNESS WHEREOF, the Company has caused this Certificate to be executed and delivered by its duly authorized officer on _________, ____.


                                    LOEKS-STAR PARTNERS
                                    By:: Loeks & Loeks Entertainment, Inc.
                                           Its Partner


                                            By:
                                                ------------------------------
                                                 Barrie Lawson Loeks
                                                 Its: President

                                    EXHIBIT F

              FORM OF MONTHLY MAXIMUM AVAILABLE AMOUNT CERTIFICATE



To:        Michigan National Bank, as Agent


Ladies and Gentlemen:

           Please refer to the Credit Agreement dated as of June 9, 1999 (as amended or otherwise modified from time to time, the "Credit Agreement") among Loeks-Star Partners (the "Company"), various financial institutions and Michigan National Bank, as agent. This certificate (this "Certificate"), together with supporting calculations attached hereto, is delivered to you pursuant to the terms of the Credit Agreement. Capitalized terms used but not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

           The Company hereby certifies and warrants to the Agent and the Banks that at the close of business on ______________, ____ (the "Calculation Date"), the Maximum Available Amount was $_____________, computed as set forth on the schedule attached hereto.

           IN WITNESS WHEREOF, the Company has caused this Certificate to be executed and delivered by its officer thereunto duly authorized on ___________,
______.



                                    LOEKS-STAR PARTNERS
                                    By:: Loeks & Loeks Entertainment, Inc.
                                          Its Partner


                                           By:
                                              --------------------------------
                                              Barrie Lawson Loeks
                                              Its: President

                SCHEDULE TO MAXIMUM AVAILABLE AMOUNT CERTIFICATE

                          Dated as of _________________


           1.    Net Income                                                 $________

           2.    Plus: Interest Expense                                     $________
                       Income Tax expense                                   $________
                       depreciation                                         $________
                       amortization                                         $________
                       EBITDA imputed to
                        theater complexes open less than
                        12 months*                                          $________

           3.    Total (EBITDA)                                             $________

           4.    4 x EBITDA (prior to February 28, 2002)
                  and 3.5 x EBITDA (from and after February
                  28, 2002) = Maximum Available Amount                      $_________

           5.    Revolving Outstandings and Swingline Loans Outstanding     $_________

           6.    Net Availability  [Excess of Item 4 over Item 5]           $_________

           7.    Availability deficiency [Excess of Item 5 over Item 4]     $_________


-----------------
* attach sheet showing a detailed calculation of this amount for each theater complex

                         AMENDMENT TO CREDIT AGREEMENT


         THIS AMENDMENT TO CREDIT AGREEMENT dated as of April 1, 2000 (this "Amendment") is entered into among LOEKS-STAR PARTNERS (the "Company"), MICHIGAN NATIONAL BANK, BANK ONE, MICHIGAN, OLD KENT BANK (together with their respective successors and assigns, the "Banks") and MICHIGAN NATIONAL BANK (in its individual capacity, "MNB"), as agent for the Banks.

         WHEREAS, on June 9, 1999, the Banks and the Company entered into a Credit Agreement (the "Agreement"), which the parties desire to amend as hereafter set forth;

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Agreement as follows:

         1. Section 10.6.2 of the Agreement is hereby amended in its entirety, as follows:

                  10.6.2 Debt to EBITDA Ratio. Not permit the Debt to EBITDA Ratio as of the last day of any Computation Period (a) prior to February 28, 2002 to exceed 4:00 to 1 or (b) to exceed 3.5 to 1 at any time from and after February 28, 2002, provided, however, that the Debt to EBITDA Ratio may exceed 4.00 to 1, but never more than 4.20 to 1 for any three (3) of the following four (4) months, namely, March, April, May and June, 2000.

         2. The Pricing Schedule attached to the Agreement is hereby amended and replaced by the Pricing Schedule attached to this Amendment.

         Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect.

         This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

Delivered at Farmington Hills, Michigan, as of the day and year first above written.

                                            LOEKS-STAR PARTNERS

                                            By: Loeks & Loeks Entertainment,
                                            Inc., Its Partner


                                            By:       /s/ Barrie Loeks
                                                     ---------------------------

                                            Title:    President
                                                     ---------------------------


                                            MICHIGAN NATIONAL BANK, as Agent



                                            By:       /s/ Lauren R. Fusco
                                                     ---------------------------

                                            Title:    Vice President
                                                     ---------------------------

                                            MICHIGAN NATIONAL BANK, as Issuing
                                            Bank and as a Bank



                                            By:       /s/ Lauren R. Fusco
                                                     ---------------------------

                                            Title:    Vice President
                                                     ---------------------------

                                            BANK ONE, MICHIGAN

                                            By:       /s/ Thomas A. Gannon
                                                     ---------------------------

                                            Title:    Managing Director
                                                     ---------------------------



                                            OLD KENT BANK

                                            By:       /s/ G.B.B.
                                                     ---------------------------

                                            Title:    Vice President and Manager
                                                     ---------------------------

                                PRICING SCHEDULE


         The Eurodollar Margin, the Prime Rate Margin, the Non-Use Fee Rate and the LC Fee Rate shall be determined as set forth below.

         Initially, the Eurodollar Margin shall be 1.70% per annum, the Prime Rate Margin shall be 0.50% per annum, the Non-Use Fee Rate shall be 0.40% per annum and the LC Fee Rate shall be 1.70% per annum.

         On and after August 31, 1999, the Eurodollar Margin, the Prime Rate Margin, the Non-Use Fee Rate and the LC Fee Rate shall be equal to the applicable rate per annum set forth in the table below opposite the applicable Debt to EBITDA Ratio:


                                                PRIME
     DEBT                        EURODOLLAR      RATE         NON-USE      LC FEE
TO EBITDA RATIO                   MARGIN        MARGIN        FEE RATE      RATE
Greater than or equal to           4.00%*        2.75%*        0.50%        4.00%
to 4.00:1

Greater than or equal to           2.00%         0.75%         0.50%        2.00%
3.50:1 but less than 4.00:1

Greater than or equal to           1.70%         0.50%         0.40%        1.70%
3.00:1 but less than 3.50:1

Greater than or equal to           1.40%         0.25%         0.32%        1.40%
2.50:1 but less than 3.00:1

Greater than or equal to           1.20%         0.00%         0.25%        1.20%
2.00:1 but less than 2.50:1

Greater than or equal to           1.10%         0.00%         0.25%        1.10%
1.00:1 but less than 2.00:1

Less than 1.00:1                   0.90%         0.00%         0.25%        0.90%

----------
* no additional default rate shall be added to these margins

The Eurodollar Margin, the Prime Rate Margin, the Non-Use Fee Rate and the LC Fee Rate shall be adjusted, to the extent applicable, on the 45th (or, in the case of the last Fiscal Quarter of each Fiscal Year, the 90th) day after the end of each Fiscal Quarter based on the Debt to EBITDA Ratio as of the last day of such Fiscal Quarter; it being understood that if the Company fails to deliver the financial statements required by Section 10.1.1 or 10.1.2, as applicable, and the related Compliance Certificate, required by Section 10.1.3 by the 45th day (or, if applicable, the 90th day) after any Fiscal Quarter, the Eurodollar Margin shall be 4.00%, the Prime Rate Margin shall be 2.75%, the Non-Use Fee Rate shall be 2.50% and the LC Fee Rate shall be 4.00% until such financial statements and Compliance Certificate are delivered. Notwithstanding the foregoing, no reduction to the foregoing interest rate margins or fee rates shall become effective at any time when an Event of Default or Unmatured Event of Default has occurred and is continuing.

         Notwithstanding the foregoing, the Eurodollar Margin shall be 2.30% for any of the months of March, April, May or June, 2000 for which the Debt to EBITDA Ratio, as of the last day of any such month, is greater than or equal to 4.00:1 but less than 4.20:1, provided, however, that if the Debt to EBITDA Ratio, as of the last day of each and all of such months, is greater than or equal to 4.00:1, then the Eurodollar Margin shall be 4.00% for each of such months.

                      SECOND AMENDMENT TO CREDIT AGREEMENT

         THIS SECOND AMENDMENT TO CREDIT AGREEMENT dated as of April 1, 2000 (this "Amendment") is entered into among LOEKS-STAR PARTNERS (the "Company"), MICHIGAN NATIONAL BANK, BANK ONE, MICHIGAN, OLD KENT BANK (together with their respective successors and assigns, the "Banks") and MICHIGAN NATIONAL BANK (in its individual capacity, "MNB"), as agent for the Banks.

         WHEREAS, on June 9, 1999, the Banks and the Company entered into a Credit Agreement (as previously amended, the "Agreement"), which the parties desire to amend as hereafter set forth;

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Agreement as follows:


         1. The definition of Compliance Certificate as set forth in the Agreement is hereby amended in its entirety to read, as follows:

                  Compliance Certificate means a certificate substantially in the form of Exhibit E attached to the Amendment to Credit Agreement.

         2. The definition of Maximum Available Amount as set forth in the Agreement is hereby amended in its entirety to read, as follows:

                  Maximum Available Amount means the lesser of (a) $80,000,000.00 and (b) the amount equal to 4 times EBITDA for any Computation Period prior to February 28, 2002, except for the months of March, April and May, 2000, the amount shall be equal to 4.2 times EBITDA, or the amount equal to 3.5 times EBITDA for any Computation Period from and after February 28, 2002.

         3. The definition of Maximum Available Amount Certificate as set forth in the Agreement is hereby amended in its entirety to read, as follows:

                  Maximum Available Amount Certificate means a certificate in substantially the form of Exhibit F attached to the Amendment to Credit Agreement.

         4. Section 10.6.2 of the Agreement is hereby amended in its entirety, as follows:

                  10.6.2 Debt to EBITDA Ratio. Not permit the Debt to EBITDA Ratio as of the last day of any Computation Period (a) prior to February 28, 2002 to exceed 4:00 to 1 or (b) to exceed 3.5 to 1 at any time from and after February 28, 2002, provided, however, that the Debt to EBITDA Ratio may exceed 4.00 to 1, but never more than 4.20 to 1 for the months of March, April and May, 2000.

         5. The Pricing Schedule attached to the Agreement and to each of the Notes is hereby amended and replaced by the d Pricing Schedule attached to this Amendment.

         Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect.

         This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

Delivered at Farmington Hills, Michigan, as of the day and year first above written.

                                          LOEKS-STAR PARTNERS

                                          By: Loeks & Loeks Entertainment, Inc.,
                                          Its Partner


                                          By:       /s/ Barrie Loeks
                                                   -----------------------------

                                          Title:    President
                                                   -----------------------------


                                          MICHIGAN NATIONAL BANK, as Agent



                                          By:       /s/ Lauren R. Fusco
                                                   -----------------------------

                                          Title:    Vice President
                                                   -----------------------------

                                          MICHIGAN NATIONAL BANK, as Issuing
                                          Bank and as a Bank



                                          By:       /s/ Lauren R. Fusco
                                                   -----------------------------

                                          Title:    Vice President
                                                   -----------------------------

                                          BANK ONE, MICHIGAN

                                          By:       /s/ Thomas A. Gannon
                                                   -----------------------------

                                          Title:    Managing Director
                                                   -----------------------------



                                          OLD KENT BANK

                                          By:       /s/ G. B. B.
                                                   -----------------------------

                                          Title:    Vice President and Manager
                                                   -----------------------------

                                PRICING SCHEDULE

         The Eurodollar Margin, the Prime Rate Margin, the Non-Use Fee Rate and the LC Fee Rate shall be determined as set forth below.

         Initially, the Eurodollar Margin shall be 1.70% per annum, the Prime Rate Margin shall be 0.50% per annum, the Non-Use Fee Rate shall be 0.40% per annum and the LC Fee Rate shall be 1.70% per annum.

         On and after August 31, 1999, the Eurodollar Margin, the Prime Rate Margin, the Non-Use Fee Rate and the LC Fee Rate shall be equal to the applicable rate per annum set forth in the table below opposite the applicable Debt to EBITDA Ratio:

                                                 PRIME
       DEBT                     EURODOLLAR        RATE       NON-USE       LC FEE
  TO EBITDA RATIO                 MARGIN         MARGIN      FEE RATE       RATE
Greater than or equal to           4.00%*        2.75%*        0.50%        4.00%
to 4.00:1

Greater than or equal to           2.00%         0.75%         0.50%        2.00%
3.50:1 but less than 4.00:1

Greater than or equal to           1.70%         0.50%         0.40%        1.70%
3.00:1 but less than 3.50:1

Greater than or equal to           1.40%         0.25%         0.32%        1.40%
2.50:1 but less than 3.00:1

Greater than or equal to           1.20%         0.00%         0.25%        1.20%
2.00:1 but less than 2.50:1

Greater than or equal to           1.10%         0.00%         0.25%        1.10%
1.00:1 but less than 2.00:1

Less than 1.00:1                   0.90%         0.00%         0.25%        0.90%

-----------------------
* no additional default rate shall be added to these margins

The Eurodollar Margin, the Prime Rate Margin, the Non-Use Fee Rate and the LC Fee Rate shall be adjusted, to the extent applicable, on the 45th (or, in the case of the last Fiscal Quarter of each Fiscal Year, the 90th) day after the end of each Fiscal Quarter based on the Debt to EBITDA Ratio as of the last day of such Fiscal Quarter; it being understood that if the Company fails to deliver the financial statements required by Section 10.1.1 or 10.1.2, as applicable, and the related Compliance Certificate, required by Section 10.1.3 by the 45th day (or, if applicable, the 90th day) after any Fiscal Quarter, the Eurodollar Margin shall be 4.00%, the Prime Rate Margin shall be 2.75%, the Non-Use Fee Rate shall be 2.50% and the LC Fee Rate shall be 4.00% until such financial statements and Compliance Certificate are delivered. Notwithstanding the foregoing, no reduction to the foregoing interest rate margins or fee rates shall become effective at any time when an Event of Default or Unmatured Event of Default has occurred and is continuing.

         Notwithstanding the foregoing, the Eurodollar Margin shall be 2.30% for any of the months of March, April or May, 2000 for which the Debt to EBITDA Ratio, as of the last day of any such month, is greater than or equal to 4.00:1 but less than 4.20:1.

                                  SCHEDULE 2.1

                            BANKS AND PRO RATA SHARES


                                  Pro Rata Share
                                   of Revolving
           Bank                  Commitment Amount           Pro Rata Share
           ----                  -----------------           --------------
    Michigan National Bank        $40,000,000.00                    50%

    Bank One, Michigan            $25,000,000.00                 31.25%

    Old Kent Bank                 $15,000,000.00                 18.75%
                                  --------------                 -----
      TOTALS                      $80,000,000.00                   100%

                                    EXHIBIT E

                         FORM OF COMPLIANCE CERTIFICATE

To:      Michigan National Bank, as Agent

         Please refer to the Credit Agreement dated as of June 9, 1999 (as amended or otherwise modified from time to time, the "Credit Agreement") among Loeks-Star Partners (the "Company"), various financial institutions and Michigan National Bank, as agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

I. Reports. Enclosed herewith is a copy of the [annual audited/quarterly] report of the Company as at _____________, ____ (the "Computation Date"), which report fairly presents in all material respects the financial condition and results of operations [(subject to the absence of footnotes and to normal year-end adjustments)] of the Company as of the Computation Date and has been prepared in accordance with GAAP consistently applied.

II. Financial Tests. The Company hereby certifies and warrants to you that the following is a true and correct computation as at the Computation Date of the following ratios and/or financial restrictions contained in the Credit
Agreement:

         A.       SECTION 10.6.1 - MINIMUM FIXED CHARGE COVERAGE RATIO
                  1.    Net Income (less assumed 40% tax
                         distribution to partners)            $________

                  2.    Plus:    Interest Expense             $________
                                 Non-cash portion of
                                   deferred taxes             $________
                                 depreciation                 $________
                                 amortization                 $________
                                 Lease expense                $________

                  3.    Total                                 $________

             4.   Income Taxes paid                              $________

             5.   Interest Expense                               $________

             6.   Lease Expense (excluding all percentage
                   rents, property taxes and insurance premiums
                   payable under the Leases)                     $________

             7.   Required payments of
                  principal of Debt

                  (excluding Loans)                              $________

             8.   Sum of (4) through (7)                         $________

             9.   Ratio of (3) to (8)                             ___ to 1

             10.  Minimum Required                               1.75 to 1


         B.       SECTION 10.6.2 - MAXIMUM DEBT TO EBITDA RATIO
                  1.    Debt                                     $________

                  2.    Net Income                               $________

                  3.    Plus:  Interest Expense                  $________
                               Income Tax expense                $________
                               depreciation                      $________
                               amortization                      $________
                               EBITDA imputed to
                                theater complexes open less
                                than 12 months*                  $________

                  4.    Total    (EBITDA)                        $________

                  5.    Ratio of (1) to (4)                   _______ to 1

                  6.    Maximum allowed                       _______ to 1

-----------------
* attach sheet showing a detailed calculation of this amount for each theater complex

                C.         SECTION 10.6.3-MINIMUM TANGIBLE NET WORTH
                         1.       Tangible Net Worth             $________

                         2.       Minimum required               $________



                D.         MAXIMUM AVAILABLE AMOUNT
                1.  4 x EBITDA (prior to February 28, 2002); 4.2 x
                    EBITDA (March, April and May, 2000);
                    and 3.5 x EBITDA (from and after February
                    28, 2002) = Maximum Available Amount                        $_________

                2.  Revolving Outstandings and Swingline Loans Outstanding      $_________

                3.  Net Availability  [Excess of Item 1 over Item 2]            $_________

                4.  Required Prepayment due as at the Calculation Date
                    [Excess of Item 2 over Item 1]                              $_________

         The Company further certifies to you that no Event of Default or Unmatured Event of Default has occurred and is continuing.

         IN WITNESS WHEREOF, the Company has caused this Certificate to be executed and delivered by its duly authorized officer on _________, ____.




                                      LOEKS-STAR PARTNERS
                                      By:  Loeks & Loeks Entertainment, Inc.
                                            Its Partner

                                            By:
                                               ---------------------------------
                                               Barrie Lawson Loeks
                                               Its: President

                                    EXHIBIT F

              FORM OF MONTHLY MAXIMUM AVAILABLE AMOUNT CERTIFICATE



To:      Michigan National Bank, as Agent

Ladies and Gentlemen:

         Please refer to the Credit Agreement dated as of June 9, 1999 (as amended or otherwise modified from time to time, the "Credit Agreement") among Loeks-Star Partners (the "Company"), various financial institutions and Michigan National Bank, as agent. This certificate (this "Certificate"), together with supporting calculations attached hereto, is delivered to you pursuant to the terms of the Credit Agreement. Capitalized terms used but not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

         The Company hereby certifies and warrants to the Agent and the Banks that at the close of business on ______________, ____ (the "Calculation Date"), the Maximum Available Amount was $_____________, computed as set forth on the schedule attached hereto.

         IN WITNESS WHEREOF, the Company has caused this Certificate to be executed and delivered by its officer thereunto duly authorized on ___________,
______.

                                      LOEKS-STAR PARTNERS
                                      By:: Loeks & Loeks Entertainment, Inc.
                                              Its Partner

                                             By:
                                                --------------------------------
                                                 Barrie Lawson Loeks
                                                         Its: President

                SCHEDULE TO MAXIMUM AVAILABLE AMOUNT CERTIFICATE

                          Dated as of _________________



   1.       Net Income                                                         $________

   2.       Plus:    Interest Expense                                          $________
                     Income Tax expense                                        $________
                     depreciation                                              $________
                     amortization                                              $________
                     EBITDA imputed to
                      theater complexes open less than
                      12 months*                                               $________

   3.       Total (EBITDA)                                                     $________

   4.         4 x EBITDA (prior to February 28, 2002); 4.2 x
             EBITDA (March, April and May, 2000);
             and 3.5 x EBITDA (from and after February
             28, 2002) = Maximum Available Amount                              $_________

   5.       Revolving Outstandings and Swingline Loans Outstanding             $_________

   6.       Net Availability  [Excess of Item 4 over Item 5]                   $_________

   7.       Availability deficiency [Excess of Item 5 over Item 4]             $_________


-----------------
*attach sheet showing a detailed calculation of this amount for each theater complex

                       THIRD AMENDMENT TO CREDIT AGREEMENT

         THIS THIRD AMENDMENT TO CREDIT AGREEMENT dated as of September 15, 2000 (the "Third Amendment") is entered into among LOEKS-STAR PARTNERS (the "Company"), MICHIGAN NATIONAL BANK, BANK ONE, MICHIGAN, OLD KENT BANK (together with their respective successors and assigns, the "Banks") and MICHIGAN NATIONAL BANK (in its individual capacity, "MNB"), as agent for the Banks.

         WHEREAS, on June 9, 1999, the Banks and the Company entered into a Credit Agreement (as previously amended, the "Agreement"), which the parties desire to amend as hereafter set forth;

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Agreement as follows:

         1. The definition of Compliance Certificate as set forth in the Agreement is hereby amended in its entirety to read, as follows:

                  Compliance Certificate means a certificate substantially in the form of Exhibit E attached to the Third Amendment.

         2. The definition of Maximum Available Amount as set forth in the Agreement is hereby amended in its entirety to read, as follows:

                  Maximum Available Amount means the lesser of (a) $80,000,000.00 prior to September 1, 2000, or $72,000,000 from and after September 1, 2000, and (b) the amount equal to 4 times EBITDA for any Computation Period prior to February 28, 2002 (except for the months of March, April and May, 2000, the amount shall be equal to 4.2 times EBITDA and except that for the period between July 1, 2000 and February 28, 2001, the amount shall be 4.4 times EBITDA), or the amount equal to 3.5 times EBITDA for any Computation Period from and after February 28, 2002.

         3. The definition of Maximum Available Amount Certificate as set forth in the Agreement is hereby amended in its entirety to read, as follows:

                  Maximum Available Amount Certificate means a certificate in substantially the form of Exhibit F attached to the Third Amendment.

         4. The definition of Revolving Commitment Amount as set forth in the Agreement is hereby amended in its entirety to read, as follows:

                  Revolving Commitment Amount means $80,000,000.00 prior to September 1, 2000 and $72,000,000.00 from and after September 1, 2000, as reduced from time to time pursuant to Section 6.1.

         5. Section 10.6.2 of the Agreement is hereby amended in its entirety to read, as follows:

                  10.6.2 Debt to EBITDA Ratio. Not permit the Debt to EBITDA Ratio as of the last day of any Computation Period (a) prior to February 28, 2002 to exceed 4:00 to 1 or (b) to exceed 3.5 to 1 at any time from and after February 28, 2002, provided, however, that the Debt to EBITDA Ratio may exceed 4.00 to 1, but never more than 4.20 to 1, for the months of March, April and May, 2000 and except that the Debt to EBITDA Ratio may exceed 4.00 to 1, but never more than 4.40 to 1, for any Computation Period ending between July 1, 2000 and March 1, 2001.

         6. Section 10.10 of the Agreement is hereby amended in its entirety to read, as follows:

                  10.10 Restricted Payments. Not (a) make any distribution to any of its partners, or (b) purchase or redeem any of its partnership interests or other equity interests or any warrants, options or other rights in respect thereof. Notwithstanding the foregoing, so long as no Event of Default or Unmatured Event of Default exists and the aggregate outstanding Loans and Letters of Credit does not exceed the Maximum Available Amount, the Company may make cash distributions to its partners to the extent permitted by applicable law, provided that during its 2001 fiscal year the Company shall not make cash distributions to its partners in an amount exceeding 18.20% of EBITDA for such fiscal year.

         7. The Pricing Schedule attached to the Agreement and to each of the Notes is hereby amended and replaced by the Pricing Schedule attached to the Third Amendment.

         8. Schedule 2.1 attached to the Agreement is hereby amended and replaced by Schedule 2.1 attached to the Third Amendment.

         The Company hereby represents and warrants that each of the representations and warranties set forth in the Agreement are true and accurate as of the date of the Third Amendment.

         Simultaneously with its execution of the Third Amendment, the Company shall pay to the Agent for the pro rata benefit of each Bank an amendment fee in the aggregate amount of $90,000.00.

         Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect.

         This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

Delivered at Farmington Hills, Michigan, as of the day and year first above written, which shall be the effective date of this Amendment.

                                                LOEKS-STAR PARTNERS

                                                By: Loeks & Loeks Entertainment,
                                                Inc., Its Partner


                                                By:       /s/ Barrie Loeks
                                                         -----------------------

                                                Title:    President
                                                         -----------------------


                                                MICHIGAN NATIONAL BANK, as Agent



                                                By:       /s/ Lauren R. Fusco
                                                         -----------------------

                                                Title:    Vice President
                                                         -----------------------

                                                MICHIGAN NATIONAL BANK, as
                                                Issuing Bank and as a Bank



                                                By:       /s/ Lauren R. Fusco
                                                         -----------------------

                                                Title:    Vice President
                                                         -----------------------

                                                BANK ONE, MICHIGAN

                                                By:       /s/ Thomas A. Gannon
                                                         -----------------------

                                                Title:    Managing Director
                                                         -----------------------




                                                OLD KENT BANK

                                                By:       /s/ G. B. B.
                                                         -----------------------

                                                Title:    Vice President and
                                                          Manager
                                                         -----------------------

                                PRICING SCHEDULE

         The Eurodollar Margin, the Prime Rate Margin, the Non-Use Fee Rate and the LC Fee Rate shall be determined as set forth below.

         Initially, the Eurodollar Margin shall be 1.70% per annum, the Prime Rate Margin shall be 0.50% per annum, the Non-Use Fee Rate shall be 0.40% per annum and the LC Fee Rate shall be 1.70% per annum.

         On and after August 31, 1999, the Eurodollar Margin, the Prime Rate Margin, the Non-Use Fee Rate and the LC Fee Rate shall be equal to the applicable rate per annum set forth in the table below opposite the applicable Debt to EBITDA Ratio:

                                                PRIME
     DEBT                        EURODOLLAR      RATE         NON-USE      LC FEE
TO EBITDA RATIO                   MARGIN        MARGIN        FEE RATE      RATE
Greater than or equal to           4.00%*        2.75%*        0.50%        4.00%
to 4.00:1

Greater than or equal to           2.00%         0.75%         0.50%        2.00%
3.50:1 but less than 4.00:1

Greater than or equal to           1.70%         0.50%         0.40%        1.70%
3.00:1 but less than 3.50:1

Greater than or equal to           1.40%         0.25%         0.32%        1.40%
2.50:1 but less than 3.00:1

Greater than or equal to           1.20%         0.00%         0.25%        1.20%
2.00:1 but less than 2.50:1

Greater than or equal to           1.10%         0.00%         0.25%        1.10%
1.00:1 but less than 2.00:1

Less than 1.00:1                   0.90%         0.00%         0.25%        0.90%

----------
* no additional default rate shall be added to these margins

The Eurodollar Margin, the Prime Rate Margin, the Non-Use Fee Rate and the LC Fee Rate shall be adjusted, to the extent applicable, on the 45th (or, in the case of the last Fiscal Quarter of each Fiscal Year, the 90th) day after the end of each Fiscal Quarter based on the Debt to EBITDA Ratio as of the last day of such Fiscal Quarter; it being understood that if the Company fails to deliver the financial statements required by Section 10.1.1 or 10.1.2, as applicable, and the related Compliance Certificate, required by Section 10.1.3 by the 45th day (or, if applicable, the 90th day) after any Fiscal Quarter, the Eurodollar Margin shall be 4.00%, the Prime Rate Margin shall be 2.75%, the Non-Use Fee Rate shall be 2.50% and the LC Fee Rate shall be 4.00% until such financial statements and Compliance Certificate are delivered. Notwithstanding the foregoing, no reduction to the foregoing interest rate margins or fee rates shall become effective at any time when an Event of Default or Unmatured Event of Default has occurred and is continuing.

         Notwithstanding the foregoing, the Eurodollar Margin shall be 2.30% (a) for any of the months of March, April or May, 2000 for which the Debt to EBITDA Ratio, as of the last day of any such month, is greater than or equal to 4.00:1 but less than 4.20:1 and (b) for any time between July 1, 2000 and March 1, 2001 that the Debt to EBITDA Ratio is greater than or equal to 4.00:1 but less than 4.40:1.

                      SCHEDULE 2.1 BANKS AND PRO RATA SHARES



                              Pro Rata Share
                               of Revolving
      Bank                   Commitment Amount           Pro Rata Share
      ----                   -----------------           --------------
Michigan National Bank        $36,000,000.00                    50%

Bank One, Michigan            $22,500,000.00                 31.25%

Old Kent Bank                 $13,500,000.00                 18.75%
                              --------------                 ------
TOTALS                        $72,000,000.00                   100%


                     EXHIBIT E FORM OF COMPLIANCE CERTIFICATE

To:      Michigan National Bank, as Agent

         Please refer to the Credit Agreement dated as of June 9, 1999 (as amended or otherwise modified from time to time, the "Credit Agreement") among Loeks-Star Partners (the "Company"), various financial institutions and Michigan National Bank, as agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

I. Reports. Enclosed herewith is a copy of the [annual audited/quarterly] report of the Company as at _____________, ____ (the "Computation Date"), which report fairly presents in all material respects the financial condition and results of operations [(subject to the absence of footnotes and to normal year-end adjustments)] of the Company as of the Computation Date and has been prepared in accordance with GAAP consistently applied.

II. Financial Tests. The Company hereby certifies and warrants to you that the following is a true and correct computation as at the Computation Date of the following ratios and/or financial restrictions contained in the Credit
Agreement:

         A.       SECTION 10.6.1 - MINIMUM FIXED CHARGE COVERAGE RATIO
                  1.       Net Income (less assumed 40% tax
                            distribution to partners)                  $________

                  2.       Plus:    Interest Expense                   $________
                                    Non-cash portion of
                                      deferred taxes                   $________
                                    depreciation                       $________
                                    amortization                       $________
                                    Lease expense                      $________

                  3.       Total                                         $________

                  4.       Income Taxes paid                             $________

                  5.       Interest Expense                              $________

                  6.       Lease Expense (excluding all percentage
                           rents, property taxes and insurance
                           premiums payable under the Leases)            $________

                  7.       Required payments of
                           principal of Debt
                           (excluding Loans)                             $________

                  8.       Sum of (4) through (7)                        $________

                  9.       Ratio of (3) to (8)                            ___ to 1

                  10.      Minimum Required                              1.75 to 1


         B.       SECTION 10.6.2 - MAXIMUM DEBT TO EBITDA RATIO
                  1.       Debt                                        $________

                  2.       Net Income                                  $________

                  3.       Plus:    Interest Expense                   $________
                                    Income Tax expense                 $________
                                    depreciation                       $________
                                    amortization                       $________
                                    EBITDA imputed to
                                     theater complexes open
                                     less than 12 months*              $________

                  4.       Total    (EBITDA)                           $________

                  5.       Ratio of (1) to (4)                      _______ to 1

                  6.       Maximum allowed                          _______ to 1

-----------------
*attach sheet showing a detailed calculation of this amount for each theater complex

                C.         SECTION 10.6.3-MINIMUM TANGIBLE NET WORTH
                         1.       Tangible Net Worth             $________

                         2.       Minimum required               $________



                D.         MAXIMUM AVAILABLE AMOUNT
                1.       Lesser of $72,000,000 or 4.4 x EBITDA (prior to
                         February 28, 2001); 4 x EBITDA (after February 28,
                         2001 and prior to February 28, 2002);
                         and 3.5 x EBITDA (from and after February
                         28, 2002) = Maximum Available Amount                         $_________

                2.       Revolving Outstandings and Swingline Loans

                         Outstanding                                                  $_________

                3.       Net Availability  [Excess of Item 1 over Item 2]             $_________

                4.       Required Prepayment due as at the Calculation Date
                         [Excess of Item 2 over Item 1]                               $_________


         The Company further certifies to you that no Event of Default or Unmatured Event of Default has occurred and is continuing.

         IN WITNESS WHEREOF, the Company has caused this Certificate to be executed and delivered by its duly authorized officer on _________, ____.

                                        LOEKS-STAR PARTNERS
                                        By:: Loeks & Loeks Entertainment, Inc.
                                                      Its Partner

                                                By:
                                                     ___________________________
                                                     Barrie Lawson Loeks
                                                     Its: President

         EXHIBIT F FORM OF MONTHLY MAXIMUM AVAILABLE AMOUNT CERTIFICATE

To:      Michigan National Bank, as Agent

Ladies and Gentlemen:

         Please refer to the Credit Agreement dated as of June 9, 1999 (as amended or otherwise modified from time to time, the "Credit Agreement") among Loeks-Star Partners (the "Company"), various financial institutions and Michigan National Bank, as agent. This certificate (this "Certificate"), together with supporting calculations attached hereto, is delivered to you pursuant to the terms of the Credit Agreement. Capitalized terms used but not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

         The Company hereby certifies and warrants to the Agent and the Banks that at the close of business on ______________, ____ (the "Calculation Date"), the Maximum Available Amount was $_____________, computed as set forth on the schedule attached hereto.

         IN WITNESS WHEREOF, the Company has caused this Certificate to be executed and delivered by its officer thereunto duly authorized on ___________,
______.

                                        LOEKS-STAR PARTNERS
                                        By:: Loeks & Loeks Entertainment, Inc.
                                                Its Partner

                                               By:____________________________
                                                  Barrie Lawson Loeks
                                                  Its: President

                SCHEDULE TO MAXIMUM AVAILABLE AMOUNT CERTIFICATE

                          Dated as of _________________



                1.       Net Income                                              $________

                2.       Plus:    Interest Expense                               $________
                                  Income Tax expense                             $________
                                  depreciation                                   $________
                                  amortization                                   $________
                                  EBITDA imputed to
                                   theater complexes open less than
                                   12 months*                                    $________

                3.       Total (EBITDA)                                          $________

                4.         Lesser of $72,000,000 or 4.4 x EBITDA (prior to
                         February 28, 2001); 4 x EBITDA (after February 28,
                         2001 and prior to February 28, 2002);
                          and 3.5 x EBITDA (from and after February
                          28, 2002) = Maximum Available Amount                   $_________

                5.         Revolving Outstandings and Swingline Loans
                          Outstanding                                            $_________

                6.       Net Availability  [Excess of Item 4 over Item 5]        $_________

                7.       Availability deficiency [Excess of Item 5 over Item 4]  $_________


-----------------
*attach sheet showing a detailed calculation of this amount for each theater complex

                      FOURTH AMENDMENT TO CREDIT AGREEMENT

         THIS FOURTH AMENDMENT TO CREDIT AGREEMENT dated as of February 28, 2002 (the "Fourth Amendment") is entered into among LOEKS-STAR PARTNERS (the "Company"), STANDARD FEDERAL BANK N.A. (formerly known as Michigan National
Bank), BANK ONE, MICHIGAN, FIFTH THIRD BANK (formerly known as Old Kent Bank), NATIONAL CITY BANK MICHIGAN/ILLINOIS (together with their respective successors and assigns, the "Banks") and STANDARD FEDERAL BANK N.A. (formerly known as Michigan National Bank), as agent for the Banks.

         WHEREAS, on June 9, 1999, some of the Banks and the Company entered into a Credit Agreement (as previously amended, the "Agreement"), which the parties desire to amend as hereafter set forth;

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Agreement as follows:

         1. The definition of Revolving Commitment Amount as set forth in the Agreement is hereby amended in its entirety to read, as follows:

                  Revolving Commitment Amount means $80,000,000.00 prior to
            September 1, 2000, $72,000,000.00 from and after September 1, 2000 through June 4, 2001, and $67,000,000.00 at all times from and after June 5, 2001, as reduced from time to time pursuant to Section 6.1.

         2. Schedule 2.1 attached to the Agreement is hereby amended and replaced by Schedule 2.1 attached to the Fourth Amendment.

         3. Schedule 14.3 attached to the Agreement is hereby amended and replaced by Schedule 14.3 attached to the Fourth Amendment.

         The Company hereby represents and warrants that each of the representations and warranties set forth in the Agreement are true and accurate as of the date of the Fourth Amendment.

         Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect.

         This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

         Delivered at Troy, Michigan, as of the day and year first above written, which shall be the effective date of this Amendment.

                                          LOEKS-STAR PARTNERS

                                          By: Loeks & Loeks Entertainment, Inc.,
                                          Its Partner


                                          By:       /s/ Barrie Loeks
                                                   -----------------------------

                                          Title:    President
                                                   -----------------------------


                                          STANDARD FEDERAL BANK N.A., as Agent



                                          By:       /s/ Lauren R. Fusco
                                                   -----------------------------

                                          Title:    Vice President
                                                   -----------------------------

                                          STANDARD FEDERAL BANK N.A., as Issuing
                                          Bank and as a Bank



                                          By:       /s/ Lauren R. Fusco
                                                   -----------------------------

                                          Title:    Vice President
                                                   -----------------------------

                                          BANK ONE, MICHIGAN

                                          By:       /s/ M.W. Frank
                                                   -----------------------------

                                          Title:    Director
                                                   -----------------------------

                                          FIFTH THIRD BANK

                                          By:       /s/ G. B. B.
                                                   -----------------------------

                                          Title:    Vice President and Manager
                                                   -----------------------------

                                          NATIONAL CITY BANK MICHIGAN/ILLINOIS

                                          By:       /s/ B. Harkin
                                                   -----------------------------

                                          Title:    Vice President
                                                   -----------------------------

                                  SCHEDULE 2.1

                            BANKS AND PRO RATA SHARES

                                  Pro Rata Share
                                   of Revolving
        Bank                     Commitment Amount   Pro Rata Share
        ----                     -----------------   --------------
Standard Federal Bank N.A         $33,500,000.00          50%

Fifth Third Bank                  $12,562,500.00         18.75%

Bank One, Michigan                $10,887,500.00         16.25%

National City Bank

Michigan/Illinois                 $10,050,000.00            15%
-----------------                 --------------           ---

  TOTALS                          $67,000,000.00           100%


4